Exhibit 99.1

Synthetic Blood International, Inc.

3189 Airway Avenue, Bldg. C

Costa Mesa, CA 92626

714-427-6363

Fax 714-427-6361

April 29, 2008

Dear Stockholders:

It is my pleasure to invite you to Synthetic Blood International’s Special Meeting of Stockholders to be held on Tuesday, June 17, 2008, at 2:00 p.m., at our principal office located at 3189 Airway Avenue, Building C, in Costa Mesa, California.

This booklet includes the Notice of Special Meeting and Proxy Statement. The Proxy Statement provides information about the business we will conduct at the meeting. We hope you will be able to attend the Special Meeting, where you can vote in person.

Your vote is important.

Whether or not you expect to attend, please vote your shares by completing, signing and returning the enclosed proxy form or, if you received separate instructions from your broker, bank or nominee on how to vote your shares, by following those voting instructions.

Sincerely,

Chris J. Stern
Chairman of the Board

SYNTHETIC BLOOD INTERNATIONAL, INC.

Notice of Special Meeting of Stockholders

April 29, 2008

To the Stockholders:

The stockholders of Synthetic Blood International, Inc. (the “Company” or “Synthetic Blood”) will hold a Special Meeting (the “Special Meeting”) on Tuesday, June 17, 2008, at 2:00 p.m., at the principal office of Synthetic Blood located at 3189 Airway Avenue, Building C, in Costa Mesa, California. The purposes of the meeting are to:

1.	Consider and act upon a proposal to approve and adopt an agreement and plan of merger (the “Plan of Merger”), the form of which is attached to the accompanying Proxy Statement as Appendix A, pursuant to which the Company’s state of incorporation will be changed from New Jersey to Delaware (the “Reincorporation”). If the Reincorporation is approved and becomes effective the governing instruments for the Company will be the Certificate of Incorporation attached to the accompanying Proxy Statement as Appendix B and the Bylaws attached to the accompanying Proxy Statement as Appendix C. You have the right to exercise dissenters’ rights under the New Jersey Business Corporation Act, as described in the proxy statement.

2.	In the alternative, in the event the Reincorporation in Delaware is not approved by the requisite vote, stockholders will be asked to consider and act upon a proposal to approve and adopt the Restated Certificate of Incorporation attached as Appendix D to the accompanying Proxy Statement, which will effect certain amendments to Synthetic Blood’s present Certificate of Incorporation.

3.	Consider and act on a proposal to approve and adopt the Company’s 1999 Amended Stock Plan, which includes change to increase the number of shares of common stock available for awards under the plan from 4,000,000 to 12,000,000, add provisions intended to facilitate compliance with changes in tax law, clarify the definition of consultants eligible to participate in the plan, clarify the adjustments to the plan if there is a change in the Company’s capital structure, and make additional technical changes to update the plan. A complete copy of the 1999 Amended Stock Plan as it is proposed to be amended is attached as Appendix E.

4.	At the Special Meeting the Company may transact such other business as may properly come before the meeting.

The above matters are described in the Proxy Statement accompanying this notice.

The Board has fixed the close of business on April 24, 2008 as the record date (the “Record Date”) for determining those stockholders who will be entitled to notice of and to vote at the Special Meeting. The stock transfer books will remain open between the Record Date and the date of the Special Meeting.

Representation of at least a majority in voting interest of the common stock of the Company, either in person or by proxy, is required to constitute a quorum for purposes of voting on the proposals set forth above.

It is important that your shares be represented at the Special Meeting to establish a quorum.

WHETHER OR NOT YOU PLAN TO ATTEND THE SPECIAL MEETING, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY AND RETURN IT IN THE ENCLOSED ENVELOPE. Your proxy may be revoked at any time prior to the time it is voted at the Special Meeting.

Your vote is important, and the Company appreciates your cooperation in considering and acting on the matters presented.

By order of the Board of Directors,

April 29, 2008	Joan Mahan, Corporate Secretary

Synthetic Blood International, Inc.

3189 Airway Avenue, Bldg. C

Costa Mesa, CA 92626

714-427-6363

Fax 714-427-6361

Proxy Statement

April 29, 2008

QUESTIONS AND ANSWERS ABOUT THE SPECIAL MEETING AND VOTING

Q:	Why did I receive this proxy statement?

A:	The Board of Directors is soliciting your proxy to vote at a Special Meeting (“Special Meeting”) of the stockholders of Synthetic Blood International, Inc. (the “Company” or “Synthetic Blood”) on Tuesday, June 17, 2008, at 2:00 p.m., at the principal office of Synthetic Blood located at 3189 Airway Avenue, Building C, in Costa Mesa, California, because you were a stockholder at the close of business on Aril 24, 2008 (the “Record Date”) and are entitled to vote at the meeting. This proxy statement, along with a proxy form, is being mailed to stockholders beginning on or about April 29, 2008. The proxy statement summarizes the information you need to know to vote at the Special Meeting. You do not need to attend the Special Meeting to vote your shares.

The entire cost of soliciting proxies will be borne by the Company. Proxies will be solicited principally through the use of the mails, but, if deemed desirable, may be solicited personally or by telephone, telegraph or special letter by officers and regular Company employees for no additional compensation. Arrangements may be made with brokerage houses and other custodians, nominees and fiduciaries to send proxies and proxy material to the beneficial owners of the Company’s common stock, and such persons may be reimbursed for their expenses.

Q:	What is the difference between holding shares as a stockholder of record and as a beneficial owner?

A:	If your shares are registered directly in your name with the Company’s transfer agent, Interwest Transfer Company, you are considered, with respect to those shares, the “stockholder of record.” The Proxy Material and proxy form have been sent directly to you by the Company.

If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the “beneficial owner” of shares held in street name. The Proxy Material has been forwarded to you by your broker, bank or nominee who is considered, with respect to those shares, the stockholder of record. As the beneficial owner, you have the right to direct your broker, bank or nominee how to vote your shares by using the voting instructions included in the mailing.

Q:	Can I access the Proxy Material on the Internet?

A:	The Proxy Material is located on Synthetic Blood’s web site www.sybd.com. Making the Proxy Material available on our website is in addition to mailing the material to our stockholders.

Q:	How many votes do I have?

A:	You are entitled to one vote for each share of the Company’s common stock that you hold. All votes will be tabulated by the Company’s Corporate Secretary, who will separately tabulate affirmative and negative votes, abstentions and broker non-votes.

Q:	How do I vote?

A:	If you are a stockholder of record, you may vote using any of the following methods:

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Proxy Form - Mail. Return the enclosed proxy form by mail using the enclosed prepaid envelope. Be sure to complete, sign and date the form before mailing. If you are a stockholder of record and you return your signed proxy form but do not indicate your voting preferences, the persons named in the proxy form will vote FOR the approval and adoption of the Plan of Merger described below, FOR the approval and adoption of the Restated Certificate of Incorporation described below, and FOR approval of the 1999 Amended Stock Plan described below.

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Proxy Form - Fax. Return the enclosed proxy form by fax to our transfer agent, Interwest Transfer Company, fax no. (801) 277-3147. Be sure to complete, sign and date the form before faxing. If you are a stockholder of record and you return your signed proxy form but do not indicate your voting preferences, the persons named in the proxy form will vote FOR the approval and adoption of the Plan of Merger described below, FOR the approval and adoption of the Restated Certificate of Incorporation described below, and FOR approval of the 1999 Amended Stock Plan described below.

•

In person at the Special Meeting. All stockholders may vote in person at the Special Meeting. You may also be represented by another person at the meeting by executing a proper proxy designating that person. If you are a beneficial owner of shares, you must obtain a legal proxy from your broker, bank or nominee and present it to the inspectors of election with your ballot when you vote at the meeting.

If you are a beneficial owner because your shares are held in a stock brokerage account or by a bank or other nominee, you cannot vote your shares by any of the methods described above because your broker, bank or nominee is the stockholder of record. To vote your shares you must direct your broker, bank or nominee how to vote your shares by using the voting instructions included in the mailing you received.

Q:	What can I do if I change my mind after I vote my shares?

A:	If you are a stockholder of record, you may revoke your proxy at any time before it is voted at the Special Meeting by:

•	sending written notice of revocation to the Secretary of the Company;

•	submitting a new, proper proxy by mail or fax after the date of the revoked proxy; or

•	attending the Special Meeting and voting in person.

If you are a beneficial owner of shares, you may submit new voting instructions by contacting your broker, bank or nominee. You may also vote in person at the Special Meeting if you obtain a legal proxy as described in the answer to the previous question.

Q:	What constitutes a quorum?

A:	As of the record date, 145,589,166 shares of the Company’s common stock were issued and outstanding. A majority of the outstanding shares present or represented by proxy constitutes a quorum for the purpose of adopting proposals at the Special Meeting. If you submit a properly executed proxy, then you will be considered part of the quorum.

Q:	Who can attend the Special Meeting?

A:	All stockholders as of the record date may attend the Special Meeting.

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QUESTIONS AND ANSWERS ABOUT THE REINCORPORATION IN DELAWARE

Q:	What am I voting on with respect to Proposal 1?

A:	We are asking stockholders to approve a change in the state of incorporation for the Company from New Jersey to Delaware (the “Reincorporation”) by adopting the Agreement and Plan of Merger (the “Plan of Merger”), the form of which is attached hereto as Appendix A. Under the Plan of Merger, the Company will be merged into Oxygen Biotherapeutics, Inc., new Delaware corporation formed to effect the Reincorporation (“OBI”). As a result of the merger and Reincorporation:

•	The Company’s name will change to “Oxygen Biotherapeutics, Inc.,”

•	You will receive one share of OBI common stock, par value $0.0001, for each share of Company common stock, par value $0.01, you hold, so your percentage ownership interest will not change;

•	The governing instruments for the Company going forward will be the Certificate of Incorporation of OBI attached hereto as Appendix B and the Bylaws attached to attached hereto as Appendix C;

•	The number of authorized shares of common stock will increase from 200 million to 400 million;

•

The Company’s 1999 Stock Plan (as it may be amended pursuant to Proposal 3 described below) and all of the Company’s other employee benefit plans will be assumed and continued by OBI, and each option or other right issued pursuant to the 1999 Stock Plan will automatically be converted into an option or right to purchase the same number of shares of common stock of OBI at the same price per share, upon the same terms, and subject to the same conditions;

•

All convertible notes, warrants, options or other rights to acquire common shares issued by the Company will automatically be converted into convertible notes, warrants, options or other rights to purchase the same number of shares of common stock of OBI at the same conversion rate or exercise price per share, upon the same terms, and subject to the same conditions; and

•	Our corporate existence will be governed by the General Corporation Law of the State of Delaware, rather than New Jersey Law.

If the Reincorporation is approved and implemented, on the effective date each stock certificate representing issued and outstanding shares of common stock will continue to represent the same number of shares of common stock of OBI. IT WILL NOT BE NECESSARY FOR STOCKHOLDERS TO EXCHANGE THEIR EXISTING STOCK CERTIFICATES FOR STOCK CERTIFICATES OF OBI. Stockholders may, however, exchange their certificates if they so choose. Shares of common stock converted into shares of OBI’s common stock will continue to trade on the OTC bulletin board under a new symbol we will announce once it is determined.

The proposal to approve the Reincorporation and adopt the Plan of Merger requires the affirmative vote of at least two-thirds of the votes cast on the proposal. If you are present or represented by proxy at the Special Meeting and you abstain, your abstention, as well as broker non-votes, are not counted as votes cast on any matter to which they relate.

The Board Recommends a Vote For the Reincorporation and Plan of Merger.

Without regard to whether you vote for or against the Reincorporation in Delaware, we ask that you also vote on the second proposal regarding restatement of the Company’s Certificate of Incorporation. If for any reason the Reincorporation does not occur, we believe the Company will be well served in pursuing its future business objectives by amending its Certificate of Incorporation in New Jersey. If the Reincorporation is approved and effected, the Company will not implement the Restated Certificate of Incorporation in New Jersey, if approved by the stockholders.

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Dissenters’ Rights

Under the New Jersey Business Corporation Act (“NJBC”) you have the right to dissent to the proposed Reincorporation in Delaware and receive payment of the fair value of each share of Company common stock you own determined as of the day prior to the Special Meeting, exclusive of any depreciation or appreciation attributable to the merger and Reincorporation in Delaware.

In order to exercise your dissenters’ rights you must deliver to the Company your written election to dissent from the Reincorporation before the vote on the Plan of Merger and Reincorporation is taken at the Special Meeting, and you must not vote on the Reincorporation. You may not dissent as to less than all of the shares you own beneficially and with respect to which you have the right to dissent.

Within 10 days after the date on which the Reincorporation takes effect, OBI must give written notice of the effective date of the Reincorporation by certified mail to each stockholder who filed written notice of dissent.

Within 20 days after the mailing of such notice, you may make written demand on OBI for the payment of the fair value of your shares. Not later than 20 days after demanding payment for your shares, you must submit the certificate or certificates representing your shares to OBI upon which such demand has been made for notation thereon that such demand has been made, whereupon such certificate or certificates shall be returned to you. Once you make such a written demand, you cannot withdraw the election without the Company’s consent. After you make the written election to dissent and demand, and receive payment for your shares, you cease to have any of the rights of a stockholder except the right to be paid the fair value of for your shares and any other rights of a dissenting stockholder under the NJBC.

Not later than 10 days after the expiration of the period within which stockholders may make written demand to be paid the fair value of their shares, OBI will send to stockholders making such a demand certain financial information prescribed by the NJBC, which may include a written offer to pay a specified price for the shares on which the demand is made. If no agreement is reached on the price to be paid for the shares, you may seek a judicial determination of fair value for your shares.

Your right to dissent from the Reincorporation in Delaware and the applicable procedures for exercising that right are set forth in Sections 14A:11-1 through 14A:11-11 of the NJBC. The foregoing is a summary of those procedures and is qualified in its entirety by the foregoing reference to the NJBC. If you intend to exercise your right to dissent we urge you to review these sections in detail with your counsel. Failure to follow the procedures in the NJBC can vitiate your right to dissent and demand payment for your shares.

QUESTIONS AND ANSWERS ABOUT THE RESTATED CERTIFICATE OF INCORPORATION

Q:	What am I voting with respect to Proposal 2?

A:	Proposal 2. In the alternative, in the event the Reincorporation in Delaware is not approved by the requisite vote, stockholders will be asked to consider and act upon an alternative proposal to approve and adopt the Restated Certificate of Incorporation attached hereto as Appendix D (the “Restated Certificate of Incorporation”), which Restated Certificate of Incorporation will amend Synthetic Blood’s present New Jersey Certificate of Incorporation as follows:

•	To change the name to “Oxygen Biotherapeutics, Inc.”;

•	To modify the objects or purposes of the Company to be consistent with its current business;

•	To increase the number of shares of authorized common stock, par value $0.01, from 200 million to 400 million;

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•

To add (i) a new Section 4.1 to the Fourth Article to clarify the authority of the Board to issue capital stock and rights to acquire capital stock, a new Section 4.2(a) to the Fourth Article clarifying the authority of the Board to issue preferred stock in one or more series with such rights and preferences as are determined by the Board, and (iii) a new Section 4.2(b) to the Fourth Article clarifying the status of the common stock, adding a provision regarding the election of directors to the effect that if at any election of directors the number of nominees for election as directors exceeds the number of directors to be elected, directors shall be elected by a plurality of the votes cast at such election, and adding a provision to eliminate supermajority voting requirements imposed under New Jersey law on corporations organized before 1969;

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To revise the Seventh Article to authorize action by the stockholders by majority written consent and to set the quorum requirement for any meeting of stockholders as the holders of shares entitled to cast one-third of the total number of votes that may be cast at any meeting of stockholders;

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To add a new Eighth Article providing that (i) the number of directors shall be one or more as stated in the Bylaws, (ii) a director may be removed from office by the affirmative vote of the stockholders, but only for cause, and (iii) no contract or other transaction of the Company shall be affected by the fact that any of the directors are in any way interested in or connected with any other party to such contract or transaction, but only if the contract or transaction is approved by a majority of disinterested directors (or majority of disinterested directors of a committee with authority to approve the contract or transaction) at a meeting where a quorum is present;

•	To add a new Ninth Article that clarifies that Synthetic Blood reserves the power to amend the Certificate of Incorporation; and

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To add a new Tenth Article that provides to the fullest extent permitted by the laws of the state of New Jersey, as they exist or may hereafter be amended, directors and officers of the Corporation shall not be personally liable to the Corporation or its stockholders for damages for breach of any duty owed to the Corporation or its stockholders, except that the provisions of this Article TENTH shall not relieve a director or officer from liability for any breach of duty based upon an act or omission (a) in breach of such person’s duty of loyalty to the Company or its stockholders, (b) not in good faith or involving a knowing violation of law or (c) resulting in receipt by such person of an improper personal benefit.

The proposal to approve and adopt the Restated Certificate of Incorporation requires the affirmative vote of a majority of the shares entitled to vote on the proposal. If you are present or represented by proxy at the Special Meeting and you abstain, your abstention, as well as broker non-votes, are not counted as votes cast on any matter to which they relate.

The Board Recommends a Vote For Approving the Restated Certificate of Incorporation.

Without regard to whether you vote for or against the Restated Certificate of Incorporation, we ask that you also vote on the first proposal regarding the Reincorporation of the Company in Delaware. If the Restated Certificate of Incorporation is not approved, we believe the Company will be well served in pursuing its future business objectives by reincorporating in the state of Delaware. If the Reincorporation is approved and effected, the Company will not implement the Restated Certificate of Incorporation in New Jersey, if approved by the stockholders.

QUESTIONS AND ANSWERS ABOUT AMENDMENT OF THE 1999 AMENDED STOCK PLAN

Q:	What am I voting on with respect to Proposal 3?

A:

Proposal 3. We are asking stockholders to approve and adopt the Company’s 1999 Amended Stock Plan, which makes certain changes to the plan. Approval of the Plan of Merger and Reincorporation under Proposal 1, discussed above, will effect approval and assumption of the stock plan for OBI. Approval of the 1999 Amended Stock Plan will amend the plan, either as assumed by OBI under the Plan of Merger or, if the

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Reincorporation is not approved, as it continues as a plan of the Company. A complete copy of the 1999 Amended Stock Plan containing the proposed changes is attached as Appendix E, and the following summary of changes is qualified in its entirety by this reference to the full copy of the 1999 Amended Stock Plan. Changes to the stock plan include the following:

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The number of shares of common stock available for awards under the plan is increased from 4,000,000 to 12,000,000, in order to make additional equity awards available under the plan to be used in the future as an incentive for management, employees and consultants;

•

We are adding minimum exercise prices and other limitations on awards to avoid tax penalties to award recipients that could arise under Section 409(A) of the Internal Revenue Code, which became law subsequent to 1999;

•	We are clarifying the definition of consultants eligible to participate in the plan and what constitutes continuous employment for purposes of granting and vesting of awards under the plan;

•	We added additional provisions to the plan to clarify the effect on shares subject to the plan and plan awards, if there is a change in the Company’s capital structure;

•	The maximum number of shares covered by awards granted under the plan to an eligible participant is being increased from 4,000,000 shares to 5,000,000 shares; and

•	We are making additional technical corrections to the plan that we believe will facilitate administration and application of the plan.

The proposal to approve and adopt the 1999 Amended Stock Plan requires the affirmative vote of the votes cast on the proposal. If you are present or represented by proxy at the Special Meeting and you abstain, your abstention, as well as broker non-votes, are not counted as votes cast on any matter to which they relate.

The Board Recommends a Vote For the 1999 Amended Stock Plan.

OTHER MATTERS

As of the date of this proxy statement, the Board knows of no other matters that may come before the Special Meeting. However, if any matters other than those referred to herein should be presented properly for consideration and action at the Special Meeting, or any adjournment or postponement thereof, the proxies will be voted with respect thereto in accordance with the best judgment and in the discretion of the proxy holders.

The above notice and proxy statement are sent by order of the Board of Directors.

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Appendix A

AGREEMENT AND PLAN OF MERGER

This AGREEMENT AND PLAN OF MERGER (this “Agreement”), dated as of April 28, 2008, is entered into between Synthetic Blood International, Inc., a company incorporated in the State of New Jersey (the “Company”), and Oxygen Biotherapeutics, Inc., a Delaware corporation (“OBI”).

RECITALS

WHEREAS, the board of directors of each of the Company and OBI deem it advisable, upon the terms and subject to the conditions herein stated, that the Company be merged with and into OBI, and that OBI be the surviving corporation in the merger under the name “Oxygen Biotherapeutics, Inc.” (the “Merger”); and

WHEREAS, the Company will submit this Agreement for approval by the holders of the shares of common stock, par value $0.01, of the Company (the “Company Common Stock”).

NOW, THEREFORE, in consideration of the premises and of the mutual representations, warranties and covenants set forth in this Agreement and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and OBI hereby agree as follows:

ARTICLE I

MERGER; EFFECTIVE TIME

A. The Merger. Upon the terms and subject to the conditions set forth in this Agreement, at the Effective Time (as defined in Section 1.2 hereof), the Company shall be merged with and into OBI, whereupon the separate existence of the Company shall cease. OBI shall be the surviving corporation (the “Surviving Corporation”) in the Merger under the name “Oxygen Biotherapeutics, Inc.” and shall continue to be governed by the laws of the State of Delaware. The Merger shall have the effects specified in the Delaware General Corporation Law, as amended, and in the New Jersey Business Corporation Act (the “NJCA”), and the Surviving Corporation shall succeed, without other transfer, to all of the assets and property (whether real, personal or mixed), rights, privileges, franchises, immunities and powers of the Company, and shall assume and be subject to all of the duties, liabilities, obligations and restrictions of every kind and description of the Company, including, without limitation, all outstanding indebtedness of the Company.

B. Effective Time. Upon the terms and subject to the conditions set forth in this Agreement, on such date as the parties hereto may agree upon, the parties hereto shall cause Certificates of Merger to be executed and filed with the Secretary of State of the State of New Jersey and the Secretary of State of the New Jersey (the “Certificates of Merger”). The Merger shall become effective upon the date and time specified in the Certificates of Merger (the “Effective Time”).

ARTICLE II

CHARTER AND BYLAWS OF THE SURVIVING CORPORATION

A. Certificate of Incorporation. The certificate of incorporation of OBI in effect at the Effective Time shall, from and after the Effective Time, be the certificate of incorporation of the Surviving Corporation, unless and until amended in accordance with the provisions provided therein or applicable law.

B. Bylaws. The bylaws of OBI in effect at the Effective Time shall, from and after the Effective Time, be the bylaws of the Surviving Corporation, unless and until amended in accordance with the provisions provided therein or applicable law.

ARTICLE III

OFFICERS AND DIRECTORS OF THE SURVIVING CORPORATION

A. Officers. The officers of the Company at the Effective Time shall, from and after the Effective Time, be the officers of OBI, until their successors have been duly elected or appointed and qualified or until their earlier death, resignation or removal.

B. Directors. The directors and the members of the various committees of the board of directors of the Company at the Effective Time shall, from and after the Effective Time, be the directors and members of such committees of OBI, until their successors have been duly elected or appointed and qualified or until their earlier death, resignation or removal.

ARTICLE IV

EFFECT OF MERGER ON CAPITAL STOCK

A. Effect of Merger on Capital Stock. At the Effective Time, as a result of the Merger and without any action on the part of the Company, OBI or the shareholders of the Company:

(1) Each share of Company Common Stock issued and outstanding immediately prior to the Effective Time, shall be converted (without the surrender of stock certificates or any other action) into one fully-paid and non-assessable share of common stock, par value $0.0001 per share, of OBI (“Delaware Common Stock”), with the rights, powers and privileges appurtenant thereto and all shares of Company Common Stock shall be cancelled and retired and shall cease to exist.

(2) Each option, warrant, purchase right or other security of the Company issued and outstanding immediately prior to the Effective Time shall be (i) converted into and shall be an identical security of OBI, and (ii) in the case of securities to acquire Company Common Stock, converted into the right to acquire the same number of shares of Delaware Common Stock as the number of shares of Company Common Stock that were acquirable, and upon identical terms, pursuant to such option, warrant, purchase right or other security.

B. Certificates. From and after the Effective Time, all of the outstanding certificates or instruments that immediately prior thereto represented shares of Company Common Stock (other than Dissenting Shares) or options, warrants, purchase rights or other securities of the Company shall be deemed for all purposes to evidence ownership of and to represent the shares of Delaware Common Stock, or options, warrants, purchase rights or other securities of the Surviving Corporation, as the case may be, into which the shares of Company Common Stock, or options, warrants, purchase rights or other securities of the Company represented by such certificates or instruments have been converted as herein provided and shall be so registered on the books and records of the Surviving Corporation or its transfer agent. The registered owner of any such outstanding certificate or instrument shall, until such certificate or instrument shall have been surrendered for transfer or otherwise accounted for to the Surviving Corporation or its transfer agent, have and be entitled to exercise any voting and other rights with respect to, and to receive any dividends and other distributions upon, the shares of Delaware Common Stock or options, warrants, purchase rights or other securities of the Surviving Corporation, as the case may be, evidenced by such outstanding certificate or instrument, as above provided.

C. Dissenters’ Rights. Pursuant to the provisions of the NJCA, shareholders of the Company are entitled to exercise dissenters’ rights in respect of the Merger.

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ARTICLE V

CONDITION

The respective obligation of each party hereto to effect the Merger is subject to receipt prior to the Effective Time of the requisite approval of this Agreement and the transactions contemplated hereby by the holders of Company Common Stock pursuant to the NJCA and the Certificate of Incorporation of the Company.

ARTICLE VI

TERMINATION

This Agreement may be terminated, and the Merger may be abandoned, at any time prior to the Effective Time, whether before or after approval of this Agreement by the shareholders of the Company, if the Board of the Company determines for any reason, in its sole judgment and discretion, that the consummation of the Merger would be inadvisable or not in the best interests of the Company and its shareholders. In the event of the termination of this Agreement, this Agreement shall become null and void and have no effect, without any liability on the part of either the Company or OBI, or any of their respective shareholders, directors or officers.

ARTICLE VII

MISCELLANEOUS AND GENERAL

A. Modification or Amendment. Subject to the provisions of applicable law, at any time prior to the Effective Time, the parties hereto may modify or amend this Agreement; provided, however, that an amendment made subsequent to the approval of this Agreement by the holders of Company Common Stock shall not (i) alter or change the amount or kind of shares and/or rights to be received in exchange for or on conversion of all or any of the shares or any class or series thereof of such corporation, (ii) alter or change any provision of the certificate of incorporation of OBI to be effected by the Merger, or (iii) alter or change any of the terms or conditions of this Agreement if such alteration or change would adversely affect the holders of any class or series of capital stock of any of the parties hereto.

B. Counterparts. This Agreement may be executed in counterparts, each of which may be executed by only one party, which shall be enforceable against the party actually executing such counterpart, and all of which together shall constitute one instrument.

C. Governing Law. This Agreement and any and all disputes arising hereunder or relating to the transactions contemplated hereby shall be governed, including, without limitation, as to validity, interpretation and effect, by the internal laws of the State of Delaware, without regard to principles of conflicts of laws.

D. Entire Agreement. This Agreement constitutes the entire agreement and supersedes all other prior agreements, understandings, representations and warranties both written and oral, among the parties, with respect to the subject matter hereof.

E. No Third Party Beneficiaries. This Agreement is not intended to confer upon any person other than the parties hereto any rights or remedies hereunder.

F. Severability. If any provision of this Agreement or the application of any such provision to any party or circumstance shall be determined by any authority of competent jurisdiction to be invalid or unenforceable to any extent, the remainder of this Agreement, or the application of such provision to such party or circumstances other than those to which it is so determined to be invalid or unenforceable, shall not be affected thereby, and each provision hereof shall be enforced to the fullest extent permitted by law. If any such authority of competent jurisdiction declares that any term or provision hereof is invalid or unenforceable, the parties hereto agree that the authority making the determination of invalidity or unenforceability shall have the power to modify the scope of the term or provision, to delete specific words or phrases and to replace any invalid or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and this Agreement shall be enforceable as so modified. Without limiting the generality of the foregoing, the parties acknowledge their intention to structure and effectuate the transaction contemplated by this Agreement in accordance with applicable law. If any authority of competent jurisdiction shall determine that the transaction contemplated by this Agreement has not been structured or

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effectuated in accordance with applicable law, the parties shall modify this Agreement in good faith to structure and effectuate a transaction that is consistent with applicable law and comes closest to achieving the economic results of the transaction contemplated by this Agreement.

G. Headings. The headings herein are for convenience of reference only, do not constitute part of this Agreement and shall not be deemed to limit or otherwise affect the meaning of any provision hereof.

IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by the duly authorized officers of the parties hereto as of the date first written above.

Synthetic Blood International, Inc.
a New Jersey corporation

Name:
Title:

Oxygen Biotherapeutics, Inc. a Delaware corporation

Name:
Title:

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Appendix B

CERTIFICATE OF INCORPORATION

OF

OXYGEN BIOTHERAPEUTICS, INC.

The undersigned, for the purposes of forming a corporation under the laws of the State of Delaware, does make, file and record this Certificate, and does certify that:

ARTICLE I

NAME OF CORPORATION

The name of the Corporation is Oxygen Biotherapeutics, Inc. (the “Corporation”).

ARTICLE II

ADDRESS OF REGISTERED OFFICE;

NAME OF REGISTERED AGENT

The address of the Corporation’s registered office in the State of Delaware is 2711 Centerville Road, Suite 400, Wilmington, Delaware 19808. The name of the registered agent of the Corporation at such address is Corporation Service Company.

ARTICLE III

PURPOSE

The purpose of the Corporation is to engage in any lawful act or activity for which a corporation may now or hereafter be organized under the Delaware General Corporation Law (“DGCL”).

ARTICLE IV

CAPITAL STOCK

A. Authorized. The total number of shares of all classes of stock which the Corporation has authority to issue is 410,000,000, consisting of (a) 400,000,000 shares of common stock, par value $0.0001 per share (the “Common Stock”), and (b) 10,000,000 shares of preferred stock, par value $0.0001 per share (the “Preferred Stock”), to be issued from time to time with such rights, preferences and priorities as the Board of Directors of the Corporation (the “Board”) shall designate.

B. Preferred Stock. The Preferred Stock may be issued from time to time in one or more series. The Board is hereby authorized to provide for the issuance of shares of Preferred Stock in one or more series and, by filing a certificate pursuant to the applicable law of the State of Delaware (hereinafter referred to as “Preferred Stock Designation”), to establish from time to time the number of shares to be included in each such series, and to fix the designation, powers, preferences and rights of the shares of each such series and the qualifications, limitations and restrictions thereof. The authority of the Board with respect to each series shall include, but not be limited to, determination of the following:

(1) The designation of the series, which may be by distinguishing number, letter or title.

(2) The number of shares of the series, which number the Board may thereafter (except where otherwise provided in the Preferred Stock Designation) increase or decrease (but not below the number of shares thereof then outstanding).

(3) The amounts payable on, and the preferences, if any, of shares of the series in respect of dividends, and whether such dividends, if any, shall be cumulative or noncumulative.

(4) Dates at which dividends, if any, shall be payable.

(5) The redemption rights and price or prices, if any, for shares of the series.

(6) The terms and amount of any sinking fund provided for the purchase or redemption of shares of the series.

(7) The amounts payable on, and the preferences, if any, of shares of the series in the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation.

(8) Whether the shares of the series shall be convertible into or exchangeable for shares of any other class or series, or any other security, of the Corporation or any other corporation, and, if so, the specification of such other class or series or such other security, the conversion or exchange price or prices or rate or rates, any adjustments thereof, the date or dates at which such shares shall be convertible or exchangeable and all other terms and conditions upon which such conversion or exchange may be made.

(9) Restrictions on the issuance of shares of the same series or of any other class or series.

(10) The voting rights, if any, of the holders of shares of the series.

C. Common Stock. The Common Stock shall be subject to the express terms of the Preferred Stock and any series thereof. Except as may otherwise be provided in this Certificate of Incorporation, in a Preferred Stock Designation or by applicable law, the holders of shares of Common Stock shall be entitled to one vote for each such share upon all questions presented to the stockholders, the Common Stock shall have the exclusive right to vote for the election of directors and for all other purposes, and holders of Preferred Stock shall not be entitled to vote at or receive notice of any meeting of stockholders. There will be no cumulative voting.

The Corporation shall be entitled to treat the person in whose name any share of its stock is registered as the owner thereof for all purposes and shall not be bound to recognize any equitable or other claim to, or interest in, such share on the part of any other person, whether or not the Corporation shall have notice thereof, except as expressly provided by applicable law.

D. Consideration for Issuance. The Corporation may, from time to time, issue and sell authorized shares of stock for consideration per share not less than the par value thereof, either in money, property or services, or for such other consideration, as permitted by law and as fixed by the Board. All such shares of stock so issued shall be fully paid and non-assessable.

E. Liquidation Rights. Subject to the rights of any outstanding Preferred Stock, upon any liquidation, dissolution or winding up of the affairs of the Corporation, whether voluntary or involuntary, the holders of stock shall be entitled to receive all remaining assets of the Corporation and such assets shall be distributed ratably among the holders of stock on the basis of the number of shares of stock held by each of them. Neither the merger or consolidation of the Corporation with or into another corporation, nor the merger or consolidation of another corporation with or into the Corporation, nor the sale, transfer or lease of all or substantially all the assets of the Corporation, or the reduction of the capital stock of the Corporation, shall be deemed to be a liquidation, dissolution or winding up of the Corporation within the meaning of this paragraph.

F. Dividend Rights. Dividends may be paid on the stock as and when declared by the Board.

G. No Preemptive Rights. Except as set forth in the express terms of the Preferred Stock or any series thereof, no holder of any shares of stock shall, as such holder, have any rights, preemptive or otherwise, to purchase, subscribe for or otherwise acquire any shares of stock, whether now or hereafter authorized, which at any time are offered for sale or sold by the Corporation.

ARTICLE V

DURATION

The Corporation shall have perpetual existence.

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ARTICLE VI

BYLAWS

The stockholders of the Corporation shall have the power to adopt, amend or repeal the Bylaws. The Board shall also have the power to adopt, amend or repeal the Bylaws except as specifically provided for in the Bylaws.

ARTICLE VII

LIMITATION ON DIRECTOR LIABILITY

A. No member of the Board shall be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except, if required by the DGCL, as amended from time to time, for liability: (1) for any breach of the director’s duty of loyalty to the Corporation or its stockholders; (2) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (3) under Section 174 of the DGCL; or (4) for any transaction from which the director derived an improper personal benefit.

B. If the DGCL is amended after the approval of this Article VII to authorize corporate action further eliminating or limiting the personal liability of directors of the Corporation, then the liability of directors of the Corporation shall be eliminated or limited to the fullest extent permitted by the DGCL, as amended.

C. Any repeal or modification of this Article VII shall not adversely affect any right or protection of a director of the Corporation with respect to acts or omissions of such director prior to the time of such repeal or modification.

ARTICLE VIII

INDEMNIFICATION

A. Indemnification of Authorized Representatives. The Corporation shall indemnify, to the fullest extent permitted by applicable law, any person who was or is a party to, or is threatened to be made a party to, or is otherwise involved in, any action, suit or proceeding, whether civil, criminal, administrative or investigative (a “proceeding”) by reason of the fact that such person was or is an authorized representative, or was or is a director, officer, employee or agent of the Corporation, or was or is serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, non-profit entity or other enterprise, against all liability and loss suffered and expenses (including attorney’s fees) actually and reasonably incurred by such person in connection with such proceeding. The Corporation shall be required to indemnify a person in connection with a proceeding (or part thereof) initiated by such person only if the proceeding (or part thereof) was authorized by the Board.

B. Advancing Expenses. The Corporation shall pay the expenses actually and reasonably incurred in defending a third party proceeding or corporate proceeding in advance of the final disposition of such proceeding and within thirty (30) days of receipt by the secretary of the Corporation, if required by law, of an undertaking by or on behalf of the authorized representative to repay such amount if it shall ultimately be determined that the authorized representative is not entitled to be indemnified by the Corporation as authorized in this Article VIII. The financial ability of any authorized representative to make a repayment contemplated by this section shall not be a prerequisite to the making of an advance.

C. Claims. If a claim for indemnification or payment of expenses (including attorney’s fees) under this Article is not paid in full within sixty days after a written claim therefor has been received by the Corporation, the claimant may file suit to recover the unpaid amount of such claim and, if successful in whole or in part, shall be entitled to be paid the expense of prosecuting such claim. In any such action the Corporation shall have the burden of proving that the claimant was not entitled to the requested indemnification or payment of expenses under applicable law.

D. Scope of this Article VIII. The indemnification of authorized representatives and advancement of expenses, as authorized by the preceding provisions of this Article VIII, shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any agreement, vote of stockholders or disinterested directors or otherwise, both as to action in an official capacity and as to action in another capacity while holding such office.

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E. Amendment or Repeal. Any repeal or modification of the provisions of this Article VIII shall not adversely affect any right or protection hereunder of any person in respect of any act or omission occurring prior to the time of such repeal or modification.

ARTICLE IX

AMENDMENTS

The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation in the manner now and hereafter prescribed by statute, and all rights conferred upon officers, directors and stockholders herein are granted subject to this reservation.

ARTICLE IX

BOARD OF DIRECTORS

The governing board of the Corporation shall be know as the Board of Directors, and the number of persons at any time comprising the Board of Directors may be increased or decreased in the manner provided in the Bylaws; provided, however, the number of persons comprising the Board of Directors shall not be less than one (1) or more than fifteen (15). Effective upon the filing of this Certificate of Incorporation, the members of the Board of Directors, consisting of two persons, shall be:

Chris J. Stern	3189 Airway Avenue, Bldg. C
Costa Mesa, CA 92626

Richard Kiral	3189 Airway Avenue, Bldg. C
Costa Mesa, CA 92626

IN WITNESS WHEREOF, the undersigned, Mark E. Lehman, with a mailing address at 201 S. Main Street, Suite 1800, Salt Lake City, UT 84111, acting as the sole incorporator of the Corporation, signs this Certificate of Incorporation as his act and deed this 17th day of April 2008.

/s/ Mark E. Lehman

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Appendix C

BYLAWS OF

OXYGEN BIOTHERAPEUTICS, INC.

ARTICLE I

OFFICES

Section 1. Registered Office. The registered office of the Corporation shall be in the county of New Castle, at 2711 Centerville Road, Suite 400, Wilmington, Delaware 19808. The name of its resident agent at such address is Corporation Service Company.

Section 2. Other Offices. Other offices may be established by the Board of Directors at any place or places, within or without the State of Delaware, as the Board of Directors may from time to time determine or the business of the Corporation may require.

ARTICLE II

MEETINGS OF STOCKHOLDERS

Section 1. Place of Meetings. Meetings of stockholders shall be held either at the principal executive office or any other place within or without the State of Delaware which may be designated either by the Board of Directors pursuant to authority hereinafter granted to said Board, or by the written consent of all stockholders entitled to vote thereat, given either before or after the meeting and filed with the Secretary of the Corporation; provided, however, that if no place is designated or so fixed, stockholder meetings shall be held at the principal executive office of the Corporation.

Section 2. Annual Meetings. The annual meetings of the stockholders shall be held each year on a date and a time designated by the Board of Directors. At the annual meeting of stockholders, only such business shall be conducted as shall have been properly brought before the meeting. To be properly brought before an annual meeting, business must be specified in the Notice of Meeting given by or at the direction of the Board of Directors, otherwise properly brought before the meeting by or at the direction of the Board of Directors or otherwise properly brought before the meeting by a stockholder of record. For business to be properly brought before the annual meeting by a stockholder of record, including the nomination of a director, the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation. To be timely, a stockholder’s notice must be delivered to, or mailed and received at, the principal executive offices of the Corporation (i) not less than 120 days in advance of the date in the current year that corresponds to the date on which notice of the annual meeting was first mailed by the Corporation to its stockholders of record in the prior year (unless a later date is selected by the Board of directors and communicated to the stockholders), or (ii) if no annual meeting was held in the prior year or the corresponding date on which notice of the annual meeting is sent to stockholders of record changes by more than 30 days from the date in the previous year, not less than 30 days in advance of the date that the Corporation begins printing its notice of the annual meeting to be disseminated to stockholders. A stockholder’s notice to the Secretary shall inform as to each matter the stockholder proposes to bring before the annual meeting (i) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (ii) the name and record address of the stockholder proposing such business, (iii) the class and numbers of shares of the Corporation that are beneficially owned by the stockholder, and (iv) any material interest of the stockholder in such business. Notwithstanding anything in the Bylaws to the contrary, no business shall be conducted at the annual meeting except in accordance with the procedures set forth in this Section. The chairman of the annual meeting shall, if the facts warrant, determine and declare to the meeting that business was not properly brought before the meeting in accordance with the provisions of this Section, and if he should so determine, he shall so declare to the meeting and any such business not properly before the meeting shall not be transacted.

Section 3. Special Meetings. Special meetings of the stockholders, for any purpose or purposes whatsoever, may be called at any time by the Chairman of the Board, the President or by a majority of the Board of Directors, or by such other person as the Board of Directors may designate.

For business to be properly brought before a special meeting by a stockholder, including the nomination of a director, the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation. To be timely, a stockholder’s notice must be delivered to, or mailed and received at, the principal executive offices of the Corporation not more than five business days after the giving of notice of the date and place of the meeting to the stockholders. A stockholder’s notice to the Secretary shall inform as to each matter the stockholder proposes to bring before a special meeting (i) a brief description of the business desired to be brought before the special meeting and the reasons for conducting such business at the special meeting, (ii) the name and record address of the stockholder proposing such business, (iii) the class and number of shares of the Corporation which are beneficially owned by the stockholder and (iv) any material interest of the stockholder in such business.

Section 4. Notice of Stockholders’ Meetings. Written notice of each annual or special meeting signed by the President or a Vice President, or the Secretary, or an Assistant Secretary, or by such other person or persons as the Directors shall designate, shall be delivered personally to, or shall be mailed postage prepaid, to each stockholder of record entitled to vote at such meeting. If mailed, the notice shall be directed to the stockholder at his address as it appears upon the records of the Corporation, and service of such notice by mail shall be complete upon such mailing, and the time of the notice shall begin to run from the date it is deposited in the mail for transmission to such stockholder. Personal delivery of any such notice to any officer of a corporation or association, or to any member of a partnership, shall constitute delivery of such notice to such corporation, association or partnership. All such notices shall be delivered or sent to each stockholder entitled thereto not less than ten nor more than sixty days before each annual or special meeting, and shall specify the purpose or purposes for which the meeting is called, the place, the day and the hour of such meeting. The foregoing notwithstanding, any notice may be given to a stockholder, and shall be deemed effective for all purposes, to the extent such notice is given in accordance with Sections 232 (Notice of Electronic Transmission) or 233 (Notice to Stockholders Sharing an Address), as the same may hereafter be amended or replaced with a similar successor statutory provision.

Any stockholder may waive notice of any meeting by a writing signed by him, or his duly authorized attorney, either before or after the meeting.

Section 5. Voting. At all meetings of stockholders, every stockholder entitled to vote shall have the right to vote in person or by written proxy the number of shares standing in his own name on the stock records of the Corporation. There shall be no cumulative voting. Such vote may be viva voce or ballot; provided, however, that all elections for Directors must be by ballot upon demand made by a stockholder at any election and before the voting begins.

Section 6. Quorum. The presence in person or by proxy of the holders of a majority of the shares entitled to vote at any meeting shall constitute a quorum for the transaction of business. The stockholders present at a duly called or held meeting at which a quorum is present may continue to do business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum.

Section 7. Ratification and Approval of Actions at Meetings. Whenever the stockholders entitled to vote at any meeting consent, either by: (a) a writing on the records of the meeting or filed with the Secretary; (b) presence at such meeting and oral consent entered on the minutes; or (c) taking part in the deliberations at such meeting without objection; the doings of such meeting shall be as valid as if had at a meeting regularly called and noticed. At such meeting, any business may be transacted that is not excepted from the written consent or to the consideration of which no objection for want of notice is made at the time. If any meeting be irregular for want of notice or of such consent, provided a quorum was present at such meeting, the proceedings of the meeting may be ratified and approved and rendered likewise valid and the irregularity or defect therein waived by a writing signed by all parties having the right to vote at such meeting. Such consent or approval of stockholders may be by proxy or attorney, but all such proxies and powers of attorney must be in writing.

Section 8. Proxies. At any meeting of the stockholders, any stockholder may be represented and vote by a proxy or proxies appointed by an instrument in writing, which instrument shall be filed with the Secretary of the Corporation. In the event that any such instrument in writing shall designate two or more persons to act as proxies, a majority of such persons present at the meetings, or, if only one shall be present, then that one shall have and may exercise all of the powers conferred by such written instrument upon all of the persons so designated unless the instrument shall otherwise provide. No such proxy shall be valid after the expiration of six months from the date of its execution, unless coupled with an interest, or unless the person executing it specifies therein the length of time for which it is to continue in force, which in no case shall exceed three years from the date of its execution. Subject to the above, any proxy duly executed is not revoked and continues in full force and effect until an instrument revoking it or a duly executed proxy bearing a later date is filed with the Secretary of the Corporation.

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Section 9. Action Without a Meeting. Any action which may be taken by the vote of stockholders at a meeting, may be taken without a meeting if authorized by the written consent of stockholders holding at least a majority of the voting power; provided that if any greater proportion of voting power is required for such action at a meeting, then such greater proportion of written consents shall be required. This general provision for action by written consent shall not supersede any specific provision for action by written consent contained in the Delaware General Corporation Law. In no instance where action is authorized by written consent need a meeting of stockholders be called or noticed.

ARTICLE III

DIRECTORS

Section 1. Powers. Incorporation, these Bylaws, and the provisions of the Delaware General Corporation Law as to action to be authorized or approved by the stockholders, and subject to the duties of Directors as prescribed by these Bylaws, all corporate powers shall be exercised by or under the authority of, and the business and affairs of the Corporation must be managed and controlled by, the Board of Directors. Without prejudice to such general powers, but subject to the same limitations, it is hereby expressly declared that the Directors shall have the following powers:

First. To select and remove all officers, agents and employees of the Corporation, prescribe such powers and duties for them as may not be inconsistent with law, the Certificate of Incorporation or the Bylaws, fix their compensation and require from them security for faithful service.

Second. To conduct, manage and control the affairs and business of the Corporation, and to make such rules and regulations therefor not inconsistent with law, the Certificate of Incorporation or the Bylaws, as they may deem best.

Third. To change the registered office of the Corporation in the State of Delaware from one location to another, and the registered agent in charge thereof, as provided in Article I, Section 1, hereof; to fix and locate from time to time one or more subsidiary offices of the Corporation within or without the State of Delaware, as provided in Article I, Section 2, hereof, to designate any place within or without the State of Delaware, for the holding of any stockholders’ meeting or meetings; and to adopt, make and use a corporate seal, and to prescribe the forms of certificates of stock, and to alter the form of such seal and of such certificates from time to time, as in their judgment they may deem best, provided such seal and such certificates shall at all times comply with the provisions of law.

Fourth. To authorize the issuance of shares of stock of the Corporation from time to time, upon such terms as may be lawful, in consideration of cash, services rendered, personal property, real property or leases thereof, or in the case of shares issued as a dividend, against amounts transferred from surplus to capital.

Fifth. To borrow money and incur indebtedness for the purpose of the Corporation, and to cause to be executed and delivered therefor, in the corporate name, promissory notes, bonds, debentures, deeds of trust, mortgages, pledges, hypothecations or other evidence of debt and securities therefor.

Sixth. To make the Bylaws of the Corporation, subject to the Bylaws, if any, adopted by the stockholders.

Seventh. To, by resolution or resolutions passed by a majority of the whole Board, designate one or more committees, each committee to consist of one or more of the Directors of the Corporation, which, to the extent provided in the resolution or resolutions, shall have and may exercise the powers of the Board of Directors in the management of the business and affairs of the Corporation, and may have power to authorize the seal of the Corporation to be affixed to all papers on which the Corporation desires to place a seal. Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the Board of Directors.

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Section 2. Number and Qualification of Directors. The number of Directors constituting the whole Board shall be not less than one nor more than fifteen. The first Board shall consist of three directors. Thereafter, within the limits above specified, the number of Directors shall be determined by resolution of the Board of Directors or by the stockholders at the annual meeting. All directors must be at least 18 years of age. Unless otherwise provided in the Certificate of Incorporation, directors need not be stockholders.

Section 3. Election, Classification and Term of Office. Each Director shall be elected at each annual meeting of stockholders by a plurality of votes cast at the election, but if for any reason the Directors are not elected at the annual meeting of stockholders, each Director may be elected at any special meeting of stockholders called for that purpose by a plurality of votes cast at the election. Each Director shall hold office until his successor is elected and qualified.

In the event of any increase or decrease in the authorized number of Directors, each Director then serving as such shall nevertheless continue as a Director until the expiration of his current term, or his earlier resignation, removal from office or death.

Section 4. Vacancies. Vacancies in the Board of Directors may be filled by a majority of the remaining Directors, though less than a quorum, or by a sole remaining Director, and each Director so elected shall hold office until his successor is elected at an annual or a special meeting of the stockholders.

A vacancy or vacancies in the Board of Directors shall be deemed to exist in case of the death, resignation or removal of any Director, or if the authorized number of Directors is increased.

If the Board of Directors accepts the resignation of a Director tendered to take effect at a future time, the Board or the stockholder shall have power to elect a successor to take office when the resignation is to become effective, and such successor shall hold office during the remainder of the resigning Director’s term of office.

Section 5. Place of Meeting. Regular meetings of the Board of Directors shall be held at any place within or without the State of Delaware as designated from time to time by resolution of the Board or by written consent of all members of the Board. In the absence of such designation regular meetings shall be held at the principal executive office of the Corporation. Special meetings of the Board may be held either at a place so designated or at the principal executive office.

Members of the Board, or any committee designated by the Board, may participate in a meeting of such Board or committee by means of a conference telephone network or a similar communications method by which all persons participating in the meeting can hear each other. Such participation shall constitute presence in person at such meeting. Each person participating in such meeting shall sign the minutes thereof, which minutes may be signed in counterparts.

Section 6. Organization Meeting. Immediately following each annual meeting of stockholders, the Board of Directors shall hold a regular meeting for the purpose of organization, election of officers, and the transaction of other business. Notice of such meetings is hereby dispensed with.

Section 7. Special Meetings. Special meetings of the Board of Directors for any purpose or purposes may be called at any time by the Chairman of the Board, President or by any two or more Directors.

Written notice of the time and place of special meetings shall be delivered personally to the Directors or sent to each Director by mail or other form of written communication (such as by telegraph, Federal Express package, or other similar forms of written communication), charges prepaid, addressed to him at his address as it is shown upon the records of the Corporation, or if it is not so shown on such records or is not readily ascertainable, at the place in which the meetings of the Directors are regularly held. In case such notice is mailed or otherwise communicated in writing, it shall be deposited in the United States mail or delivered to the appropriate delivering agent at least seventy-two hours prior to the time of the holding of the meeting. In case such notice is Personally delivered, it shall be so delivered at least twenty-four hours prior to the time of the holding of the meeting. Such mailing, personal delivery or other written communication as above provided shall be due, legal and personal notice to such Director.

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Section 8. Notice of Adjournment. Notice of the time and place of holding an adjourned meeting need not be given to absent Directors if the time and place be fixed at the meeting adjourned.

Section 9. Ratification and Approval. Whenever all Directors entitled to vote at any meeting consent, either by: (a) A writing on the records of the meeting or filed with the Secretary; (b) Presence at such meeting and oral consent entered on the minutes; or (c) Taking part in the deliberations at such meeting without objection; the doings of such meeting shall be as valid as if had at a meeting regularly called and noticed. At such meeting any business may be transacted which is not excepted from the written consent or to the consideration of which no objection for want of notice is made at the time.

If any meeting be irregular for want of notice or of such consent, provided a quorum was present at such meeting, the proceedings of the meeting may be ratified and approved and rendered likewise valid and the irregularity or defect therein waived by a writing signed by all Directors having the right to vote at such meeting.

Section 10. Action Without a Meeting. Any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting if a written consent thereto is signed by all the members of the Board or of such committee. Such written consent shall be filed with the minutes of proceedings of the Board or committee.

Section 11. Quorum. A majority of the authorized number of Directors shall be necessary to constitute a quorum for the transaction of business, except to adjourn as hereinafter provided. Every act or decision done or made by a majority of the Directors present at a meeting duly assembled at which a quorum is present shall be regarded as the act of the Board of Directors, unless a greater number be required by law or by the Certificate of Incorporation.

Section 12. Adjournment. A quorum of the Directors may adjourn any Directors’ meeting to meet again at a stated day and hour provided, however, that in the absence of a quorum, a majority of the Directors present at any Directors’ meeting, either regular or special, may adjourn from time to time until a quorum shall be present.

Section 13. Fees and Compensation. The Board shall have the authority to fix the compensation of Directors. The Directors may be paid their expenses, if any, of attendance at each meeting of the Board and may be paid a fixed sum for attendance at each meeting of the Board or a stated salary as Director. No such payment shall preclude any Director from serving the Corporation in any other capacity as an officer, agent, employee or otherwise, and receiving the compensation therefor. Members of committees may be compensated for attending committee meetings.

Section 14. Removal. Any Director may be removed from office with or without cause by the vote of stockholders representing not less than two-thirds of the issued and outstanding capital stock entitled to voting power.

ARTICLE IV

OFFICERS

Section 1. Officers. The officers of the Corporation shall be a President, a Secretary and a Treasurer. The Corporation may also have, at the discretion of the Board of Directors, a Chief Executive Officer, a Chief financial Officer, one or more additional Vice Presidents, one or more Assistant Secretaries, one or more Assistant Treasurers, a Chairman of the Board, and such other officers as may be appointed in accordance with the provisions of Section 3 of this Article. Officers other than the Chairman of the Board need not be Directors. One person may hold two or more offices.

Section 2. Election. The officers of this Corporation, except such officers as may be appointed in accordance with the provisions of Section 3 or Section 5 of this Article, shall be chosen annually the Board of Directors and each shall hold his office until he shall resign or shall be removed or otherwise disqualified to serve, or his successor shall be elected and qualified.

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Section 3. Subordinate Officers, Etc. The Board of Directors may appoint such other officers as the business of the Corporation may require, each of whom shall hold office for such period, have such authority and perform such duties as are provided in these Bylaws or as the Board of Directors may from time to time determine.

Section 4. Removal and Resignation. Any officer may be removed, either with or without cause, by a majority of the Directors at the time in office. Any officer may resign at any time by giving written notice to the Board of Directors, the President or the Secretary of the Corporation. Any such resignation shall take effect at the date of the receipt of such notice or at any later time specified therein; and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

Section 5. Vacancies. A vacancy in any office because of death, resignation, removal, disqualification or any other cause shall be filled in the manner prescribed in the Bylaws for regular appointments to such office.

Section 6. Chairman of the Board. The Chairman of the Board, if there be such a position, shall preside at all meetings of the Board of Directors and exercise and perform such other powers and duties as may be from time to time assigned to him by the Board of Directors or prescribed by these Bylaws.

Section 7. Other Officers. The other officers of the Corporation chosen by the board of directors pursuant to these Bylaws shall exercise and perform such powers and duties as the Board of Directors shall determine.

ARTICLE V

MISCELLANEOUS

Section 1. Record Date and Closing Stock Books. The Board of Directors may fix a day, not more than sixty (60) days prior to the holding of any meeting of stockholders, and not exceeding thirty (30) days preceding the date fixed for the payment of any dividend or distribution or for the allotment of rights, or when any change or conversion or exchange of shares shall go into effect, as a record date for the determination of the stockholders entitled to notice of and to vote at any such meeting, or entitled to receive any such dividend or distribution, or any such allotment of rights, or to exercise the rights in respect to any such change, conversion or exchange of shares, and in such case only stockholders of record on the date so fixed shall be entitled to notice of and to vote at such meetings, or to receive such dividend, distribution or allotment of rights, or to exercise such rights, as the case may be, notwithstanding any transfer of any shares on the books of the Corporation after any record date is fixed as aforesaid. The Board of Directors may close the books of the Corporation against transfers of shares during the whole or any part of any such period.

Section 2. Inspection of Corporate Records. Stockholders shall have the right to inspect such corporate records at such times and based upon such limitations of such rights as may be set forth in the Delaware General Corporation Law from time to time.

Section 3. Checks, Drafts, Etc. All checks, drafts or other orders for payment of money, notes or other evidences of indebtedness, issued in the name of or payable to the Corporation, shall be signed or endorsed by such person or persons and in such manner as, from time to time, shall be determined by resolution of the Board of Directors.

Section 4. Contract, Etc., How Executed. The Board of Directors, except as otherwise provided in these Bylaws may authorize any officer or officers, agent or agents to enter into any contract, deed or lease or execute any instrument in the name of and on behalf of the Corporation, and such authority may be general or confined to specific instances; and unless so authorized by the Board of Directors, no officer, agent or employee shall have any power or authority to bind the Corporation by any contract or engagement or to pledge its credit to render it liable for any purpose or to any amount.

Section 5. Certificates of Stock. A certificate or certificates for certificated shares of the capital stock of the Corporation shall be issued to each stockholder when any such shares are fully paid up. All such certificates shall be signed by the Chairman of the Board, President, or a Vice President, and by the Treasurer,

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Secretary or an Assistant Secretary, or be authenticated by facsimiles of their respective signatures; provided, however, that every certificate authenticated by a facsimile of a signature must be countersigned by a transfer agent or transfer clerk, and by a registrar, which registrar cannot be the Corporation itself.

Certificates for certificated shares may be issued prior to full payment under such restrictions and for such purposes as the Board of Directors or the Bylaws may provide.

The Board of Directors is hereby authorized, pursuant to the provisions of Delaware General Corporation Law Section 158, to issue uncertificated shares of some or all of the shares of any or all of its classes or series.

Section 6. Representation of the Shares of Other Corporation. The President or any Vice President, and the Secretary or Assistant Secretary, of this Corporation are authorized to vote, represent and exercise on behalf of this Corporation all rights incident to any and all shares of any other corporation or corporations standing in the name of this Corporation. The authority herein granted to said officers to vote or represent on behalf of this Corporation any and all shares held by this Corporation in any other corporation or corporations may be exercised either by such officers in person or by any person authorized so to do by proxy or power of attorney duly executed by said officers.

ARTICLE VI

AMENDMENTS

Section 1. Power of Stockholders. New Bylaws may be adopted or these Bylaws may be amended or repealed by the vote of stockholders entitled to exercise a majority of the voting power of the Corporation or by the written assent of such stockholders.

Section 2. Power of Directors. Subject to the right of stockholders as provided in Section 1 of this Article VI to adopt, amend or repeal Bylaws, Bylaws may be adopted, amended or repealed by the Board of Directors.

ARTICLE VII

TRANSACTIONS INVOLVING DIRECTORS AND OFFICERS

Section 1. Validity of Contracts and Transactions. No contract or transaction between the Corporation and one or more of its Directors or officers, or between the Corporation and any other corporation, firm, association, or other organization in which one or more of its Directors or officers are Directors or officers or are financially interested, shall be void or voidable solely for this reason, or solely because the Director or officer is present at or participates in the meeting of the Board of Directors or committee that authorizes or approves the contract or transaction, or because their votes are counted for such purpose, provided that:

(a) the material facts as to his, her, or their relationship or interest and as to the contract or transaction are disclosed or are known to the Board of Directors or the committee and noted in the minutes, and the Board of Directors or committee, in good faith, authorizes the contract or transaction in good faith by the affirmative vote of a majority of disinterested directors, even though the disinterested directors are less than a quorum;

(b) the material facts as to his, her, or their relationship or interest and as to the contract or transaction are disclosed or are known to the stockholders entitled to vote thereon, and the contract or transaction is specifically approved or ratified in good faith by the majority of shares entitled to vote, counting the votes of the common or interested directors or officers; or

(c) the contract or transaction is fair as to the Corporation as of the time it is authorized or approved.

Section 2. Determining Quorum. Common or interested directors may be counted in determining the presence of a quorum at a meeting of the board of directors or of a committee which authorizes, approves or ratifies the contract or transaction.

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ARTICLE VIII

INSURANCE AND OTHER FINANCIAL ARRANGEMENTS

The Corporation may purchase and maintain insurance or make other financial arrangements on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a Director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise for any liability asserted against him and liability and expenses incurred by him in his capacity as a Director, officer, employee or agent, or arising out of his status as such, whether or not the Corporation has the authority to indemnify him against such liability and expenses. The insurance or other financial arrangements may be provided by the Corporation or by any other person or entity approved by the Board of Directors including a subsidiary of the corporation.

Such other financial arrangements made by the Corporation may include the following:

(a) The creation of a trust fund;

(b) The establishment of a program of self-insurance;

(c) The securing of its obligation of indemnification by granting a security interest or other lien on any assets of the Corporation; or

(d) The establishment of a letter of credit, guaranty or surety. No financial arrangement may provide protection for a person adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable for intentional misconduct, fraud or a knowing violation of law, except with respect to the advancement of expenses or indemnification ordered by a court as provided in Article IX hereof.

ARTICLE IX

INDEMNIFICATION

Section 1. Action Not By Or On Behalf Of Corporation. The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a Director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), fees, judgments, fines, and amounts paid in settlement, actually and reasonably incurred by him in connection with the action, suit or proceeding if he acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the Corporation, and with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent does not, of itself, create an presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

Section 2. Action By Or On Behalf Of Corporation. The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he is or was a Director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, or other enterprise against expenses, including amounts paid in settlement and attorneys’ fees actually and reasonably incurred by him in connection with the defense or settlement of the action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, except that indemnification may not be made for any claim, issue or matter as to which such a person shall have been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the Corporation or for amounts paid in settlement to the Corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that, in view of all of the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

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Section 3. Successful Defense. To the extent that a Director, officer, employee or agent of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Section 1 or 2 of this Article IX, or in defense of any claim, issue or matter therein, he must be indemnified by the Corporation against expenses (including attorneys’ fees) actually and reasonably incurred by him in connection with the defense.

Section 4. Determination Of Right To Indemnification In Certain Circumstances. Any indemnification under Section I or 2 of this Article IX, unless ordered by a court or advanced pursuant to this Article IX, must be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the Director, officer, employee or agent is proper in the circumstances. The determination must be made by the Stockholders, the Board of Directors by a majority vote of a quorum consisting of Directors who were not parties to the act, suit or proceeding, or if a majority vote of a quorum of Directors who were not parties to the act, suit or proceeding so orders, by independent legal counsel in a written opinion, or if a quorum consisting of directors who were not parties to the act, suit or proceeding cannot be obtained, by independent legal counsel in a written opinion.

Section 5. Advance Payment of Expenses. Expenses of officers and Directors incurred in defending a civil or criminal action, suit or proceeding must be paid by the Corporation as they are incurred and in advance of the final disposition of the action, suit or proceeding upon receipt of an undertaking by or on behalf of the Director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that he is not entitled to be indemnified by the Corporation as authorized in this Article. The provisions of this subsection (5) of this Article IX shall not affect any rights to advancement of expenses to which corporate personnel other than Directors or officers may be entitled under any contract or otherwise by law.

Section 6. Not Exclusive.

(a) The indemnification and advancement of expenses authorized in or ordered by a court pursuant to any other section of this Article IX or any provision of law:

(i) does not exclude any other rights to which a person seeking indemnification or advancement of expenses may be entitled under the Certificate of Incorporation or any statute, bylaw, agreement, vote of stockholders or disinterested Directors or otherwise, for either an action in his official capacity or an action in another capacity while holding his office, except that indemnification, unless ordered by a court pursuant to subsection 2 of this Article IX or for the advancement of expenses made pursuant to this Article IX may not be made to or on behalf of any Director or officer if a final adjudication establishes that his acts or omissions involved intentional misconduct, fraud or a knowing violation of the law and was material to the cause of action; and

(ii) continues for a person who has ceased to be a Director, officer, employee or agent and inures to the benefit of the heirs, executors and administrators of such a person.

(b) Without limiting the foregoing, the Corporation is authorized to enter into an agreement with any Director, officer, employee or agent of the Corporation providing indemnification for such person against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement that result from any threatened, pending or completed action, suit, or proceeding, whether civil, criminal, administrative or investigative, including any action by or in the right of the Corporation, that arises by reason of the fact that such person is or was a Director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, to the full extent allowed by law, except that no such agreement shall provide for indemnification for any actions that constitute intentional misconduct, fraud, or a knowing violation of law and was material to the cause of action.

Section 7. Certain Definitions. For the purposes of this Article IX, (a) any Director, officer, employee or agent of the Corporation who shall serve as a director, officer, employee or agent of any other corporation, joint venture, trust or other enterprise of which the Corporation, directly or indirectly, is or was a

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stockholder or creditor, or in which the Corporation is or was in any way interested, or (b) any Director, officer, employee or agent of any subsidiary corporation, joint venture, trust or other enterprise wholly owned by the Corporation, shall be deemed to be serving as such Director, officer, employee or agent at the request of the Corporation, unless the Board of Directors of the Corporation shall determine otherwise. In all other instances where any person shall serve as director, officer, employee or agent of another corporation, joint venture, trust or other enterprise of which the Corporation is or was a stockholder or creditor, or in which it is or was otherwise interested, if it is not otherwise established that such person is or was serving as such director, officer, employee or agent at the request of the Corporation, the Board of Directors of the Corporation may determine whether such service is or was at the request of the Corporation, and it shall not be necessary to show any actual or prior request for such service. For purposes of this Article IX references to a corporation include all constituent corporations absorbed in a consolidation or merger as well as the resulting or surviving corporation so that any person who is or was a director, officer, employee or agent of such a constituent corporation or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, joint venture, trust or other enterprise shall stand in the same position under the provisions of this Article IX with respect to the resulting or surviving corporation as he would if he had served the resulting or surviving corporation in the same capacity. For purposes of this Article IX, references to “other enterprises” shall include employee benefit plans; references to “fines” shall include any excise taxes assessed on a person with respect to an employee benefit plan; and references to “serving at the request of the corporation” shall include any service as a Director, officer, employee or agent of the Corporation which imposes duties on, or involves services by, such Director, officer, employee, or agent with respect to an employee benefit plan, its participants, or beneficiaries; and a person who acted in good faith and in a manner he reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the Corporation” as referred to in this Article IX.

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Appendix D

RESTATED

CERTIFICATE OF INCORPORATION

Of

OXYGEN BIOTHERAPEUTICS, INC.

(Formerly Synthetic Blood International, Inc.)

Synthetic Blood International, Inc., a corporation organized and existing under the laws of the state of New Jersey, amends, restates and integrates its Certificate of Incorporation, as heretofore amended, to read in full as herein set forth:

FIRST: The name of the corporation is: Oxygen Biotherapeutics, Inc.

SECOND: The address of the Corporation’s registered office shall be 820 Bear Tavern Road, 3rd Floor, West Trenton, NJ 08628, and the name of its registered agent thereat shall be Corporation Trust Company.

THIRD: The objects for which this Corporation is formed are to:

3.1 To carry on the business of exercising, performing, developing, manufacturing, producing, obtaining, promoting, selling and distributing rights, services, goods, wares, and merchandise of all kinds, including but not by way of limitation, those in the chemical, mineral, pharmaceutical, biological, medicinal, agricultural, mechanical and electrical fields;

3.2 To carry on such business alone, in, with or as agent for other individuals, partnerships, joint ventures, corporations, syndicates or other forms of enterprise; and

3.3 To borrow or lend money and to make guarantees insofar as such powers may now or hereafter be lawfully exercised by a corporation subject to Title 14A of the New Jersey statutes.

The enumeration herein of the objects of the Corporation shall be construed as powers as well as objects and shall not be deemed to exclude by inference any powers, objects or purposes that any corporation subject to Title 14A of the New Jersey statutes may now or hereafter be empowered to exercise.

FOURTH The capital stock of the Corporation shall consist of 400,000,000 (four hundred million) shares of common stock having a par value of $0.01 per share (the “Common Stock”), AND 10,000,000 (ten million) shares of undesignated preferred stock, without par value, issuable in one or more series (the “Preferred Stock”).

4.1 The Board of Directors may from time to time offer for subscription or otherwise issue or sell any or all of the unissued stock of any class, or any shares of stock of any class held in the treasury of the Corporation, to such persons or entities and for such consideration (so far as may be permitted by the laws of the state of New Jersey) as it shall from time to time in its absolute discretion determine. No holder of capital stock shall have any pre-emptive right as such holder to subscribe for, purchase or receive any part of any new or additional issue of stock of any class, including unissued and treasury stock, or obligations or other securities convertible into or exchangeable for stock of any class, or warrants or other instruments evidencing rights or options to subscribe for, purchase or receive any stock of any class, whether now or hereafter authorized and whether issued for cash or other consideration or by way of dividend.

4.2 The preferences, qualifications, limitations, voting rights and restrictions with respect to the capital stock of the Corporation shall be as follows (headings are for convenience only and are not to be taken as aids to interpretation):

(a) Preferred Stock.

(1) The Board of Directors of the Corporation is hereby expressly granted authority, subject to the provisions of this Restated Certificate of Incorporation, to authorize in accordance with New Jersey law from time to time the issue of one of more series of Preferred Stock and with respect to any such series to fix the numbers, designations, rights, preferences and limitations of such series, including, but without limiting the generality of the foregoing, series of Preferred Stock:

(A) entitling the holders thereof to cumulative, non-cumulative or partial cumulative dividends, or to no dividends;

(B) entitling the holders thereof to receive dividends payable on parity with, or in preference to, the dividends payable on any other class or series of capital stock of the Corporation;

(C) entitling the holders thereof to preferential rights upon the liquidation of, or upon any distribution of the assets of, the Corporation;

(D) convertible, at the option of the holder or of the Corporation or both, into shares of the same or any other class or classes of capital stock of the Corporation or of the same or any series of the same or any other class or classes;

(E) redeemable, in whole or in part, at the option of the Corporation, in cash, bonds or other property, at such price or prices, within such period or periods, and under such conditions as the Board of Directors shall so provide, including provision for the creation of a sinking fund for the redemption thereof; and

(F) lacking voting rights or having limited voting rights or enjoying special or multiple voting rights; provided, however, that no Preferred Stock that is convertible into shares of Common Stock shall have voting rights entitling a holder of a share of Preferred Stock to a greater number of votes than those applicable to the number of Common Shares into which such share of Preferred Stock is convertible, at the initial conversion rate set for such Preferred Stock at the time of issuance thereof.

The Board of Directors may change the designation, rights, preferences, limitations, description and terms of, and number of shares in, any series as to which no shares have theretofore been issued. All shares of any one series shall be identical in all respects with all the other shares of such series, except that shares of any one series issued at different times may differ as to the dates from which dividends thereon shall be cumulative.

(2) Shares of any series of Preferred Stock which have been redeemed (whether through the operation of a sinking fund or otherwise) or purchased by the Corporation, or which, if convertible, have been converted into shares of the Corporation of any other class or classes, shall have the status of authorized and unissued shares of Preferred Stock which are not classified into any series.

(b) Common Stock.

(1) Subject to the preferences, qualifications, limitations, voting rights and restrictions with respect to each class of the capital stock of the Corporation having any preference or priority over the Common Stock, the holders of the Common Stock shall have and possess all rights appertaining to capital stock of the Corporation.

(2) With respect to each matter submitted to a vote of the stockholders, each holder of Common Stock shall be entitled to one vote for each share of Common Stock standing in such holder’s name on the books of the Corporation. There shall be no cumulative voting. At each election of directors, a nominee for election as a director

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shall be elected to the Board of Directors if the number of votes cast for such nominee’s election exceeds the number of votes cast against such nominee’s election; provided that, if at any election of directors, the number of nominees for election as directors exceeds the number of directors to be elected, directors shall be elected by a plurality of the votes cast at such election of directors.

(3) Any of the following actions may be taken by the affirmative vote of a majority of the votes cast by the holders of shares of the Corporation entitled to vote thereon: (1) the adoption by the stockholders of a proposed amendment of this Restated Certificate of Incorporation; (2) the approval by the stockholders of a proposed plan of merger or consolidation; (3) the approval by the stockholders of a sale, lease, exchange, or other disposition of all, or substantially all, the assets of the Corporation, if not in the usual and regular course of business as conducted by the Corporation; (4) the approval by the stockholders of a proposed plan of exchange; or (5) the approval by the stockholders of a proposed dissolution.

(4) Optional rights to purchase or acquire shares of Common Stock may be granted, on such terms, at such price, in such manner and at such time or times as may be expressed in a resolution or resolutions adopted by the Board of Directors, and warrants or other evidence of such optional rights may be issued.

(5) The Corporation shall not be required to issue any fraction of a share of Common Stock of the Corporation.

FIFTH: BY-LAWS. The Board of Directors shall have power to make, alter and repeal By-Laws; but By-Laws made by the directors may be altered or repealed by the stockholders.

SIXTH: DURATION. The period of existence of this corporation is unlimited. SEVENTH: CONSENT AND QUORUM.

7.1 Any action required or permitted to be taken at a meeting of shareholders by the laws of the state of New Jersey, this Restated Certificate of Incorporation, or Bylaws, other than the annual election of directors, may be taken without a meeting, without prior notice and without a vote, upon the written consent of stockholders who would have been entitled to cast the minimum number of votes that would be necessary to authorize such action at a meeting at which all stockholders entitled to vote thereon were present and voting.

7.2 The holders of shares entitled to cast [one-third] of the total number of votes that may be cast at any meeting of stockholders shall constitute a quorum at any such meeting.

EIGHTH: DIRECTORS.

8.1 The number of directors of the Corporation shall be such number, not less than one, as may, from time to time, be determined in accordance with the By-Laws. The By-Laws shall prescribe the manner in which the number of directors necessary to constitute a quorum of the Board of Directors shall be determined, which number may be less than a majority of the whole Board of Directors. The By-Laws may also prescribe the manner in which the retirement age of and other restrictions and qualifications for directors of the Corporation shall be determined. Advance notice of nomination by a stockholder for the election of directors shall be made in the manner provided in the By-Laws.

8.2 Any director may be removed from office as a director by the affirmative vote of the stockholders but only for cause.

8.3 The Board of Directors, by vote of a majority of the whole Board, may appoint from the directors an executive committee and such other committees as they may deem judicious; and to such extent as shall be provided in the resolution of the Board or in the By-Laws, may delegate to such

3

committees all or any of the authority of the Board of Directors which may be lawfully delegated, and such committees shall have and thereupon may exercise all or any of the authority so delegated to them. The Board of Directors of the Corporation or the By-Laws may provide the number of members necessary to constitute a quorum of any committee and the number of affirmative votes necessary for action by any committee.

8.4 No contract or other transaction of the Corporation shall be affected by the fact that any of the directors of the Corporation are in any way interested in or connected with any other party to such contract or transaction, or are themselves parties to such contract or transaction, provided that at the meeting of the Board of Directors or of the committee thereof authorizing or confirming such contract or transaction there shall be present a quorum of directors not so interested or connected, and such contract or transaction shall be approved by a majority of such quorum, which majority shall consist of directors not so interested or connected.

8.5 Notwithstanding the foregoing, whenever the holders of any one or more series of Preferred Stock issued by the Corporation, pursuant to Article FOURTH hereof, shall have the right, voting separately as a class or by series, to elect directors at an annual or special meeting of stockholders, the election, term of office, filling of vacancies and other features of such directorships shall be governed by the terms of the series of Preferred Stock applicable thereto.

NINTH: AMENDMENTS. The Corporation reserves the right to amend, alter, change or repeal any of the provisions contained in this Restated Certificate of Incorporation in the manner now or hereafter prescribed by law, and all rights conferred on officers, directors and/or stockholders herein are granted subject to this reservation.

TENTH: DIRECTOR AND OFFICER LIABILITY. To the fullest extent permitted by the laws of the state of New Jersey, as they exist or may hereafter be amended, directors and officers of the Corporation shall not be personally liable to the Corporation or its stockholders for damages for breach of any duty owed to the Corporation or its stockholders, except that the provisions of this Article TENTH shall not relieve a director or officer from liability for any breach of duty based upon an act or omission (a) in breach of such person’s duty of loyalty to the Corporation or its stockholders, (b) not in good faith or involving a knowing violation of law or (c) resulting in receipt by such person of an improper personal benefit.

ELEVENTH: DIRECTORS. The number of directors constituting the current Board of Directors of the Corporation is four. The names and addresses of said directors are as follows:

Chris J. Stern	3189 Airway Avenue, Building C Costa Mesa, CA 92626

Richard Kiral	3189 Airway Avenue, Building C Costa Mesa, CA 92626

Bruce Spiess	3189 Airway Avenue, Building C Costa Mesa, CA 92626

Gerald L. Klein	3189 Airway Avenue, Building C Costa Mesa, CA 92626

IN WITNESS WHEREOF, the Corporation has caused this Restated Certificate of Incorporation to be duly executed this      day of              2008.

[signature]

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Appendix E

OXYGEN THERAPEUTICS, INC.

(Formerly Synthetic Blood International, Inc.)

1999 AMENDED STOCK PLAN

(as Amended and Restated on             , 2008)

1. Purpose of the Plan. The purpose of the Oxygen Biotherapeutics, Inc. 1999 Stock Plan, as amended and restated on             , 2008 (the “Plan”) is to enable Oxygen Biotherapeutics, Inc., to provide an incentive to eligible employees, consultants, directors and officers whose present and potential contributions are important to the continued success of the Company, to afford those individuals the opportunity to acquire a proprietary interest in the Company, and to enable the Company to enlist and retain in its employment the best available talent for the successful conduct of its business. It is intended that this purpose will be effected through the granting of (a) stock options, (b) stock purchase rights, (c) stock appreciation rights, and (d) long-term performance awards.

2. Definitions. As used herein, the following definitions shall apply.

(a) “Administrator” means the Board or such of its Committees as shall be administering the Plan, in accordance with Section 5 of the Plan.

(b) “Applicable Laws” means the legal requirements relating to the administration of stock option plans under applicable securities laws and the Code.

(c) “Board” means the Board of Directors of the Company.

(d) “Code” means the Internal Revenue Code of 1986, as amended, and any applicable regulations promulgated thereunder.

(e) “Committee” means a Committee appointed by the Board in accordance with Section 5 of the Plan.

(f) “Common Stock” means the Common Stock of the Company.

(g) “Company” means Oxygen Biotherapeutics, Inc., a Delaware [New Jersey] corporation, or any successor corporation thereto.

(h) “Consultant” means any person who is engaged by the Company or a Parent or Subsidiary to render consulting or advisory services to such entity (other than as an Employee or a Director).

(i) “Continuous Status as an Employee or Consultant” means that the employment or consulting relationship is not interrupted or terminated by the Company, any Parent or Subsidiary. Continuous Status as an Employee or Consultant shall not be considered interrupted in the case of: (i) any leave of absence approved by the Company, including sick leave, military leave, or other bona fide leave of absence approved by the Company, provided, however that if any such leave exceeds ninety (90) days, on the one hundred and eighty-first (181st) day following the commencement of such leave any Incentive Stock Option by an eligible Optionee shall be treated as a Non-statutory Stock Option unless reemployment upon the expiration of such leave is guaranteed by statute or contract; or (ii) transfers between locations of the Company or between the Company, its parent, its subsidiary or its successor. Notwithstanding the foregoing, unless otherwise designated by the Company or required by law, a leave of absence shall not be treated as service for purposes of determining vesting under the Option Agreement or Stock Purchase Agreement.

(j) “Director” means a member of the Board.

(k) “Disability” means total and permanent disability as defined in Section 22(c)(3) of the Code.

(1) “Employee” means any person, including Officers and Directors, employed by the Company or any Parent or Subsidiary of the Company. Neither service as a Director nor payment of a director’s fee by the Company shall be sufficient to constitute “employment” by the Company.

(m) “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(n) “Family Member” means any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including adoptive relationships, any person sharing the Employee’s or Consultant’s household (other than a tenant or employee), a trust in which these persons have more than fifty percent of the beneficial interest, a foundation in which these persons (or the Employee or Consultant) control the management of assets, and any other entity in which these persons (or the Employee or Consultant) own more than fifty percent of the voting interests, including any changes as may be made from time to time to the definition of “Family Member” as promulgated by the Securities and Exchange Commission in connection with the general instructions for Form S-8 promulgated under the Securities Act of 1933, as amended, or any successor form.

(o) “Fair Market Value” means, as of any date, the value of a share of Common Stock determined as follows:

(i) If the Common Stock is listed on any established stock exchange or a national market system, including without limitation the Nasdaq Stock Market, the Fair Market Value of a Share of Common Stock shall be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such exchange (or the exchange with the greatest volume of trading in Common Stock) on the last market trading day prior to the day of determination, as reported on the exchange;

(ii) If the Common Stock is quoted on the OTC Bulletin Board, or is regularly quoted by a recognized securities dealer but selling prices are not reported, the Fair Market Value of a Share of Common Stock shall be the mean between the high bid and low asked prices for the Common Stock on the last market trading day prior to the day of determination, as reported by Bloomberg; or

(iii) In the absence of an established market for the Common Stock, the Fair Market Value shall be determined in good faith by the Administrator, without regard to any restriction other than a restriction which, by its terms, will never lapse, and subject to compliance with Section 409A of the Code.

(p) “Incentive Stock Option” means an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code and the regulations promulgated thereunder.

(q) “Long-Term Performance Award” means an award under Section 9 below. A Long-Term Performance Award shall permit the recipient to receive a cash or stock bonus (as determined by the Administrator) upon satisfaction of such performance factors as are set out in the recipient’s individual grant. Long-Term Performance Awards will be based upon the achievement of Company, Subsidiary and individual performance factors or upon such other criteria as the Administrator may deem appropriate. Notwithstanding the foregoing, a Long-Term Performance award shall not be based on a level of performance that is substantially certain to be met at the time the criteria is established.

(r) “Long-Term Performance Award Agreement” means a written agreement between the Company and an Optionee evidencing the terms and conditions of an individual Long-Term Performance Award grant. The Long-Term Performance Award Agreement is subject to the terms and conditions of the Plan.

(s) “Nonstatutory Stock Option” means any Option that is not an Incentive Stock Option.

(t) “Notice of Grant” means a written notice evidencing certain terms and conditions of an individual Option, Stock Purchase Right, SAR or Long-Term Performance Award grant. The Notice of Grant is part of the Option Agreement, the SAR Agreement and the Long-Term Performance Award Agreement.

(u) “Officer” means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

(v) “Option” means a stock option granted pursuant to the Plan.

(w) “Option Agreement” means a written agreement between the Company and an Optionee evidencing the terms and conditions of an individual Option grant. The Option Agreement is subject to the terms and conditions of the Plan.

(x) “Option Exchange Program” means a program whereby outstanding options are surrendered in exchange for options with a lower exercise price.

(y) “Optioned Stock” means the Common Stock subject to an Option or Right.

(z) “Optionee” means an Employee or Consultant who holds an outstanding Option or Right.

(aa) “Outside Director” means a Director of the Company who either (i) is not a current employee of the Company or an “affiliated corporation” (within the meaning of Treasury Regulations promulgated under Section 152(m) of the Code), is not a former employee of the Company or an “affiliated corporation” receiving compensation for prior services (other than benefits under a tax qualified pension plan), was not an officer of the Company or an “affiliated corporation” at any time, and is not currently receiving direct or indirect remuneration from the Company or an “affiliated corporation” for services in any capacity other than as a Director or (ii) is otherwise considered an “outside director” for purposes of Section 162(m) of the Code.

(bb) “Parent” means a “parent corporation,” whether now or hereafter existing, as defined in Section 424(c) of the Code.

(cc) “Plan” means this 1999 Stock Plan, as amended.

(dd) “Restricted Stock” means shares of Common Stock subject to a Restricted Stock Purchase Agreement acquired pursuant to a grant of Stock Purchase Rights under Section 8 below.

(ee) “Restricted Stock Purchase Agreement” means a written agreement between the Company and the Optionee evidencing the terms and restrictions applying to stock purchased under a Stock Purchase Right. The Restricted Stock Purchase Agreement is subject to the terms and conditions of the Plan and the Notice of Grant.

(ff) “Right” means and includes SARs, Long-Term Performance Awards and Stock Purchase Rights granted pursuant to the Plan.

(gg) “Rule 16b-3” means Rule 16b-3 of the Exchange Act or any successor rule thereto, as in effect when discretion is being exercised with respect to the Plan.

(hh) “SAR” means a stock appreciation right granted pursuant to Section 7 of the Plan.

(ii) “SAR Agreement” means a written agreement between the Company and an Optionee evidencing the terms and conditions of an individual SAR grant. The SAR Agreement is subject to the terms and conditions of the Plan.

(jj) “Share” means a share of the Common Stock, as adjusted in accordance with Section 11 of the Plan.

(kk) “Stock Purchase Right” means the right to purchase Common Stock pursuant to Section 8 of the Plan, as evidenced by a Notice of Grant.

(11) “Subsidiary” means a “subsidiary corporation,” whether now or hereafter existing, as defined in Section 424(f) of the Code.

3. Eligibility. Nonstatutory Stock Options and Rights may be granted to Employees and Consultants. Incentive Stock Options may be granted only to Employees. If otherwise eligible, an Employee or Consultant who has been granted an Option or Right may be granted additional Options or Rights. However, eligibility in accordance with this Section shall not entitle any person to be granted an Option or Right, or, having been granted an Option or Right, to be granted additional Options of Rights.

4. Shares Subject to the Plan

(a) Issuable Shares. Stock Subject to the Plan. Subject to the provisions of Section 11 of the Plan, the total number of shares reserved and available for distribution under the Plan is 12,000,000 shares. Subject to Section 11 of the Plan, if any shares that have been optioned under an Option cease to be subject to such Option (other than through exercise of the Option), or if any Option or Right granted hereunder is forfeited or any such award otherwise terminates prior to the issuance of Common Stock to the participant, the shares that were subject to such Option or Right shall again be available for distribution in connection with future Option or Rights grants under the Plan; provided, however, that Shares that have actually been issued under the Plan, whether upon exercise of an Option or Right, shall not in any event be returned to the Plan and shall not become available for future distribution under the Plan.

(b) Adjustments for Changes in Capital Structure. Subject to any required action by the stockholders of the Company, in the event of any change in the Common Stock effected without receipt of consideration by the Company, whether through merger, consolidation, reorganization, reincorporation, recapitalization, reclassification, stock dividend, stock split, reverse stock split, split-up, split-off, spin-off, combination of shares, exchange of shares, or similar change in the capital structure of the Company, or in the event of payment of a dividend or distribution to the stockholders of the Company in a form other than Common Stock (excepting normal cash dividends) that has a material effect on the Fair Market Value of shares of Common Stock, appropriate and proportionate adjustments shall be made in the number and class of shares subject to the Plan and to any outstanding awards and in the exercise or purchase price per share of any outstanding Awards in order to prevent dilution or enlargement of rights under the Plan. For purposes of the foregoing, conversion of any convertible securities of the Company shall not be treated as “effected without receipt of consideration by the Company.” Any fractional share resulting from an adjustment pursuant to this Section 4(b) shall be rounded down to the nearest whole number, and in no event may the exercise price of any Option or Right be decreased to an amount less than the par value, if any, of the stock subject to the Option or Right. Such adjustments shall be determined by the Board, and its determination shall be final, binding and conclusive.

5. Administration.

(a) Composition of Administrator.

(i) Multiple Administrative Bodies. In the discretion of the Board, different Committees may administer the Plan with respect to Employees, Directors and Consultants.

(ii) Section 162(m). To the extent that the Administrator determines it to be desirable to qualify Options granted hereunder as “performance-based compensation” within the meaning of Section 162(m) of the Code, the Plan shall be administered by a Committee of two or more “Outside Directors” within the meaning of Section 162(m) of the Code.

(iii) Rule 16b-3. To the extent desirable to qualify transactions hereunder as exempt under Rule 16b-3, the transactions contemplated hereunder shall be structured to satisfy the requirements for exemption under Rule 16b-3.

(iv) Other Administration. Other than as provided above, the Plan shall be administered by (A) the Board or (B) a Committee, which committee shall be constituted to satisfy Applicable Laws.

(v) General. Once a Committee has been appointed pursuant to subsection (ii) or (iii) of this Section 5(a), such Committee shall continue to serve in its designated capacity until otherwise directed by the Board. From time to time the Board may increase the size of any Committee and appoint additional members, remove members (with or without cause) and appoint new members in substitution, fill vacancies (however caused) and remove all members of a Committee and thereafter directly administer the Plan, all to the extent permitted by the Applicable Laws and in the case of a Committee appointed under subsection (iii), to the extent permitted by Rule 16b-3 as it applies to a plan intended to qualify thereunder as a discretionary grant or award plan.

(b) Powers of the Administrator. Subject to the provisions of the Plan, and in the case of a Committee, subject to the specific duties delegated by the Board to such Committee, the Administrator shall have the authority, in its discretion:

(i) to determine the Fair Market Value of the Common Stock, in accordance with Section 2(o) of the Plan;

(ii) to select the Consultants and Employees to whom Options and Rights may be granted hereunder;

(iii) to determine whether and to what extent Options and Rights or any combination thereof, are granted hereunder;

(iv) to determine the number of shares of Common Stock to be covered by each Option and Right granted hereunder;

(v) to approve forms of agreement for use under the Plan;

(vi) to determine the terms and conditions, not inconsistent with the terms of the Plan, of any award granted hereunder. Such terms and conditions include, but are not limited to, the exercise price, the time or times when Options or Rights may be exercised (which may be based on performance criteria), any vesting, acceleration or waiver of forfeiture restrictions, and any restriction or limitation regarding any Option or Rights or the shares of Common Stock relating thereto, based in each case on such factors as the Administrator, in its sole discretion, shall determine;

(vii) to construe and interpret the terms of the Plan;

(viii) to prescribe, amend and rescind rules and regulations relating to the Plan;

(ix) to determine whether and under what circumstances an Option or Right may be settled in cash instead of Common Stock or Common Stock instead of cash;

(x) to modify or amend each Option or Right (subject to Section 13 of the Plan);

(xi) to authorize any person to execute on behalf of the Company any instrument required to effect the grant of an Option or Right previously granted by the Administrator;

(xii) to institute an Option Exchange Program;

(xiii) to determine the terms and restrictions applicable to Options and Rights and any Restricted Stock; and

(xiv) to make all other determinations deemed necessary or advisable for administering the Plan.

(c) Effect of Administrator’s Decision. The Administrator’s decisions, determinations and interpretations shall be final and binding on all optionees and any other holders of Options or Rights.

(d) Limitations on Grants. No Employee, Director or Consultant will be granted Options or SARs under the Plan to purchase more than 5,000,000 shares over the term of the Plan, provided that, if the number of shares available for issuance under Paragraph 4 of the Plan is increased, the maximum number of options or SARs that any Employee, Director or Consultant may be granted also automatically will increase by an amount equal to 100,000 shares for each additional fiscal year in which shares are allocated for issuance under the Plan.

6. Term of the Plan. The Plan shall continue in effect until the earlier of its termination by the Board or the date on which all of the shares of Stock available for issuance under the Plan have been issued and all restrictions on such shares under the terms of the Plan and the agreements evidencing Options and/or Rights granted under the Plan have lapsed. However, to the extent required by applicable law, all Options and Rights shall be granted, if at all, within ten (10) years from the earlier of the date the Plan is adopted by the Board or the date the Plan is duly approved by the stockholders of the Company.

7. Options and SARs.

(a) Options. The Administrator, in its discretion, may grant Options to eligible participants and shall determine whether such Options shall be Incentive Stock Options or Non-statutory Stock Options. Each Option shall be evidenced by a Notice of Grant/Option Agreement which shall expressly identify the Options as Incentive Stock Options or as Non-statutory Stock Options, and be in such form and contain such provisions as the Administrator shall from time to time deem appropriate. The Notice of Grant/Option Agreement shall govern each Optionee’s rights and obligations with respect to each such particular Option. Without limiting the foregoing, the Administrator may at any time authorize the Company, with the consent of the respective recipients, to issue new Options or Rights in exchange for the surrender and cancellation of outstanding Options or Rights. Option agreements shall contain the following terms and conditions:

(i) Exercise Price; Number of Shares. The per Share exercise price for the Shares issuable pursuant to an Option shall be such price as is determined by the Administrator; provided, however, that in the case of an Incentive Stock Option, the price shall be no less than 100% of the Fair Market Vale of the Common Stock on the date the Option is granted, subject to any additional conditions set out in Section 7(a)(iv) below. The notice of Grant shall specify the number of Shares to which it pertains.

(ii) Waiting Period and Exercise Dates. At the time an Option is granted, the Administrator will determine the terms and conditions to be satisfied before Shares may be purchased, including the dates on which Shares subject to the Option may first be purchased. The Administrator may specify that an Option may not be exercised until the completion of the service period specified at the time of grant. (Any such period is referred to herein as the “waiting period.”) At the time an Option is granted, the Administrator shall fix the period within which the Option may be exercised, which shall not be earlier than the end of the waiting period, if. any, nor, in the case of an Incentive Stock Option, later than ten (10) years, from the date of grant.

(iii) Form of Payment. The consideration to be paid for the Shares to be issued upon exercise of an Option, including the method of payment, shall be determined by the Administrator (and, in the case of an Incentive Stock Option, shall be determined at the time of grant) and may consist entirely of

(1) cash;

(2) check;

(3) promissory note;

(4) other Shares with (1) in the case of Shares acquired upon exercise of an option, have been owned by the Optionee for more than six months on the date of surrender, and (2) a Fair Market Value on the date of surrender equal to the aggregate exercise price of the Shares as to which such Option shall be exercised;

(5) delivery of a properly executed exercise notice together with such other documentation as the Administrator and the broker, if applicable, shall require to effect an exercise of the Option and delivery to the Company of the sale or loan proceeds required to pay the exercise price, or such consideration received by the Company under a cashless exercise program implemented by the Company in connection with the Plan;

(6) any combination of the foregoing methods of payment; or

(7) such other consideration and method of payment for the issuance of Shares to the extent permitted by Applicable Laws.

(iv) Special Incentive Stock Option Provisions. In addition to the foregoing, Options granted under the Plan which are intended to be Incentive Stock Options under Section 422 of the Code shall be subject to the following terms and conditions:

(1) Dollar Limitation. To the extent that the aggregate Fair Market Value of (a) the Shares with respect to which Options designated as Incentive Stock Options plus (b) the shares of stock of the Company, Parent and any Subsidiary with respect to which other incentive stock options are exercisable for the first time by an Optionee during any calendar year under all plans of the Company and any Parent and subsidiary exceeds $100,000, such Options shall be treated as Nonstatutory Stock Options. For purposes of the preceding sentence, (a) Options shall be taken into account in the order in which they were granted, and (b) the Fair Market Value of the Shares shall be determined as of the time the Option or other incentive stock option is granted.

(2) 10% Shareholder. If any optionee to whom an Incentive Stock Option is to be granted pursuant to the provisions of the Plan is, on the date of grant, the owner of Common Stock (as determined under Section 424 (d) of the Code) possessing more than 10% of the total combined voting power of all classes of stock of the Company or any Parent or Subsidiary of the Company, then the following special provisions shall be applicable to the Option granted to such individual: the per Share Option price of Shares subject to such Incentive Stock Option shall not be less than 110% of the Fair Market Value of Common stock on the date of grant; and the Option shall not have a term in excess of five (5) years from the date of grant.

Except as modified by the preceding provisions of this subsection 7(a)(iv) and except as otherwise limited by Section 422 of the Code, all of the provisions of the Plan shall be applicable to the Incentive Stock Options granted hereunder.

(v) Non-statutory Option Price. The exercise price per share for a Nonstatutory Stock Option shall be not less than eighty-five percent (85%) of the Fair Market Value of a share of Stock on the effective date of grant of the Option.

(vii) Other Provisions. Each Option granted under the Plan may contain such other terms, provisions, and conditions not inconsistent with the Plan as may be determined by the Administrator.

(viii) Buyout Provisions. The Administrator may at any time offer to buy out for a payment in cash or Shares, an Option previously granted, based on such terms and conditions as the Administrator shall establish and communicate to the Optionee at the time that such offer is made.

(b) SARs.

(i) In Connection with Options. At the sole discretion of the Administrator, SARs may be granted in connection with all or any part of an Option, either concurrently with the grant of the Option or at any time thereafter during the term of the Option. The following provisions apply to SARs that are granted in connection with Options:

(1) The SAR shall entitle the Optionee to exercise the SAR by surrendering to the Company unexercised a portion of the related Option. The Optionee shall receive in exchange from the Company an amount equal to the excess of (1) the Fair Market Value on the date of exercise of the SAR of the Common Stock covered by the surrendered portion of the related Option over (2) the exercise price of the Common Stock covered by the surrendered portion of the related Option; provided that a SAR that is granted subsequent to the grant date of a related Option must have a SAR exercise price that is no less than the Fair Market Value of one share of Common Stock on the date of grant of the SAR. Notwithstanding the foregoing, the Administrator may place limits on the amount that may be paid upon exercise of an SAR; provided, however, that such limit shall not restrict the exercisability of the related Option.

(2) When an SAR is exercised, the related Option, to the extent surrendered, shall cease to be exercisable.

(3) An SAR shall be exercisable only when and to the extent that the related Option is exercisable and shall expire no later than the date on which the related Option expires.

(4) A SAR may only be exercised at a time when the Fair Market Value of the Common Stock covered by the related Option exceeds the exercise price of the Common Stock covered by the related Option.

(ii) Independent of Options. At the sole discretion of the Administrator, SARs may be granted without related Options. The following provisions apply to SARs that are not granted in connection with Options:

(1) The SAR shall entitle the Optionee, by exercising the SAR, to receive from the Company an amount equal to the excess of (1) the Fair Market Value of the Common Stock covered by the exercised portion of the SAR, as of the date of such exercise, over (2) the Fair Market Value of the Common Stock covered by the exercised portion of the SAR, as of the last market trading date prior to the date on which the SAR was granted; provided, however, that the Administrator may place limits on the aggregate amount that may be paid upon exercise of an SAR. In no event shall the exercise price of a SAR be less than 100% of the Fair Market Value per share of Common Stock on the date of grant.

(2) SARs shall be exercisable, in whole or in part, at such times as the Administrator shall specify in the Optionee’s SAR agreement.

(iii) Form of Payment. The Company’s obligations arising upon the exercise of an SAR may be paid in Common Stock or in cash, or in any combination of Common Stock and cash, as the Administrator, in its sole discretion, may determine. Shares issued upon the exercise of an SAR shall be valued at their Fair Market Value as of the date of exercise.

(c) Method of Exercise.

(i) Procedure for Exercise, Rights as a Shareholder. Any Option or SAR granted hereunder shall be exercisable at such times and under such conditions as determined by the Administrator and as shall be permissible under the terms of the Plan. An Option may not be exercised for a fraction of a Share. An Option or SAR shall be deemed to be exercised when written notice of such exercise has been given to the Company in accordance with the terms of the Option or SAR by the person entitled to exercise the Option or SAR and full payment for the Shares with respect to which the Option is exercised has been received by the Company. Full payment may, as authorized by the Administrator (and, in the case of an Incentive Stock Option, determined at the time of grant) and permitted by the Option Agreement consist of any consideration and method of payment allowable under subsection 7(a)(iii) of the Plan. Until the issuance (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company) of the stock certificate evidencing such Shares, no right to vote or receive dividends or any other rights as a shareholder shall exist with respect to the Optioned Stock, notwithstanding the exercise of the Option. No adjustment will be made for a dividend or other right for which the record date is prior to the date the stock certificate is issued, except as provided in Section 11 of the Plan.

Exercise of an Option in any manner shall result in a decrease in the number of Shares which thereafter shall be available, both for purposes of the Plan and for sale under the Option, by the number of Shares as to which the Option is exercised. Exercise of an SAR in any manner shall, to the extent the SAR is exercised, result in a decrease in the number of Shares which thereafter shall be available for purposes of the Plan, and the SAR shall cease to be exercisable to the extent it has been exercised.

(ii) Rule 16b-3. Options and SARs granted to individuals subject to Section 16 of the Exchange Act (“Insiders”) may in the discretion of the Administrator, comply with the applicable provisions of Rule 16b-3 and may contain such additional conditions or restrictions as may be required thereunder to qualify for the maximum exemption from Section 16 of the Exchange Act with respect to Plan transactions.

(iii) Termination of Employment or Consulting Relationship. Subject to Section 18 of the Plan relating to cancellation and rescission of Options and Rights, in the event an Optionee’s Continuous Status as an Employee or Consultant terminates (other than upon the Optionee’s death or Disability), the Optionee may exercise his or her Option or SAR, but only within such period of time as is determined by the Administrator at the time of grant, not to exceed three (3) months from the date of such termination (but in no event later than the expiration of the term of such Option or SAR as set forth in the Option or SAR at the date of such termination, and to the extent that the Optionee does not exercise such Option or SAR (to the extent otherwise so entitled) within the time specified herein, the Option or SAR shall terminate.

(iv) Disability of Optionee. In the event an Optionee’s Continuous Status as an Employee or Consultant terminates as a result of the Optionee’s Disability, the Optionee may exercise his or her Option or SAR, but only within twelve (12) months from the date of such termination, and only to the extent that the Optionee was entitled to exercise it at the date of such termination (but in no event later than the expiration of the term of such Option or SAR as set forth in the Option or SAR Agreement). To the extent that Optionee was not entitled to exercise an Option or SAR at the date of such termination, and to the extent that the Optionee does not exercise such Option or SAR (to the extent otherwise so entitled) within the time specified herein, the Option or SAR shall terminate.

(v) Death of Optionee. In the event of an Optionee’s death, the Optionee’s estate or a person who acquired the right to exercise the deceased Optionee’s Option or SAR by bequest or inheritance may exercise the Option or SAR, but only within twelve (12) months following the date of death, and only to the extent that the Optionee was entitled to exercise it at the date of death (but in no event later than the expiration of the term of such Option or SAR as set forth in the Option or SAR Agreement). To the extent that Optionee was not entitled to exercise an Option or SAR at the date of death, and to the extent that the Optionee’s estate or a person who acquired the right to exercise such Option does not exercise such Option or SAR (to the extent otherwise so entitled) within the time specified herein, the Option or SAR shall terminate.

8. Stock Purchase Rights.

(a) Rights to Purchase. Stock Purchase Rights may be issued either alone, in addition to, or in tandem with other awards granted under the Plan and/or cash awards made outside of the Plan. After the Administrator determines that it will offer Stock Purchase Rights under the Plan it shall advise the offeree in writing of the terms, conditions and restrictions related to the offer, including the number of Shares that the offeree shall be entitled to purchase, the price to be paid, and the time within which the offeree must accept such offer, which shall in no event exceed thirty (30) days from the date upon which the Administrator made the determination to grant the Stock Purchase Right. The offer shall be accepted by execution of a Restricted Stock Purchase Agreement in the form determined by the Administrator.

(b) Repurchase Option. Unless the Administrator determines otherwise, the Restricted Stock Purchase Agreement shall grant the Company a repurchase option exercisable upon the voluntary or involuntary termination of the purchaser’s employment with the Company for any reason (including death or Disability). The purchase price for Shares repurchased pursuant to the Restricted Stock Purchase Agreement shall be the original price paid by the purchaser and may be paid by cancellation of any indebtedness of the purchaser to the Company. The repurchase option shall lapse at such rate as the Administrator may determine.

(c) Other Provisions. The Restricted Stock Purchase Agreement shall contain such other terms, provisions and conditions not inconsistent with the Plan as may be determined by the Administrator in its sole discretion. In addition, the provisions of Restricted Stock Purchase Agreements need not be the same with respect to each purchaser.

(d) Rule 16b-3. Stock Purchase Rights granted to Insiders, and Shares purchased by Insiders in connection with Stock Purchase Rights may be, in the discretion of the Administrator, subject to any restrictions applicable thereto in compliance with Rule 16b-3. An Insider may only purchase Shares pursuant to the grant of a Stock Purchase Right, and may only sell Shares purchased pursuant to the grant of a Stock Purchase Right, during such time or times as are permitted by Rule 16b-3 unless waived in the sole discretion of the Administrator.

(e) Rights as a Shareholder. Once the Stock Purchase Right is exercised, the purchaser shall have the rights equivalent to those of a shareholder, and shall be a shareholder when he or her purchase is entered upon the records of the duly authorized transfer agent of the Company. No adjustment will be made for a dividend or other right for which the record date is prior to the date the Stock Purchase Right is exercised, except as provided in Section 11 of the Plan.

9. Long-Term Performance Awards.

(a) Administration. Long-Term Performance Awards are cash or stock bonus awards that may be granted either alone or in addition to other awards granted under the Plan. Such awards shall be granted for no cash consideration. The Administrator shall determine the nature, length and starting date of any performance period (the “Performance Period”) for each Long-Term Performance Award, and shall determine the performance or employment factors, if any, to be used in the determination of Long-Term Performance Awards and the extent to which such Long-Term Performance Awards are valued or have been earned. Long-Term Performance Awards may vary from participant to participant and between groups of participants and shall be based upon the achievement of Company, Subsidiary, Parent and/or individual performance factors or upon such other criteria as the Administrator may deem appropriate. Performance Periods may overlap and participants may participate simultaneously with respect to Long-Term Performance Awards that are subject to different Performance Periods and different performance factors and criteria. Long Term Performance Awards shall be confirmed by, and be subject to the terms of a Long-Term Performance Award agreement. The terms of such awards need not be the same with respect to each participant.

At the beginning of each Performance Period, the Administrator may determine for each Long-Term Performance Award subject to such Performance Period the range of dollar values or number of shares of Common Stock to be awarded to the participant at the end of the Performance Period if and to the extent that the relevant measures of performance for such Long Term Performance Award are met. Such dollar values or number of shares of common Stock may be fixed or may vary in accordance with such performance or other criteria as may be determined by the Administrator.

(b) Adjustment of Awards. The Administrator may adjust the performance factors applicable to the Long-Term Performance Awards to take into account changes in legal, accounting and tax rules and to make such adjustments as the Administrator deems necessary or appropriate to reflect the inclusion or exclusion of the impact of extraordinary or unusual items, events or circumstances in order to avoid windfalls or hardships.

10. Non-Transferability of Awards. Options and Rights may not be sold, pledged, assigned, hypothecated, transferred or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the Optionee, only by the Optionee, provided, however, Nonstatutory Stock Options and Rights may be transferred: (i) by gift to a Family Member; (ii) under a domestic relations order in settlement of marital property rights; and (iii) to any entity in which more than fifty percent of the voting interests are owned by Family Members (or the Employee or Consultant) in exchange for an interest in that entity. Any attempted non-permitted transfer shall be void and shall immediately terminate the Non-statutory Stock Option or Right.

11. Adjustments Upon Changes in Capitalization, Dissolution, Merger, Asset Sale or Change of Control.

(a) Changes in Capitalization. Subject to any required action by the shareholders of the Company, the number of shares of Common Stock covered by each outstanding Option and Right, and the number of shares of Common Stock which have been authorized for issuance under the Plan as to which no Options or Rights have yet been granted or which have been returned to the Plan upon cancellation or expiration of an Option or Right, as well as the price per share of Common Stock covered by each such outstanding Option or Right, shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock, or any other increase or decrease in the number of issued shares of Common Stock effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been “effected without receipt of consideration.” Such adjustment shall be made by the Board, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall effect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to an Option or Right.

(b) Dissolution or Liquidation. In the event of the proposed dissolution or liquidation of the Company, to the extent that an Option or Right has not been previously exercised, it will terminate immediately prior to the consummation of such proposed action. The Board may, in the exercise of its sole discretion in such instances, declare that any Option or Right shall terminate as of a date fixed by the Board and give each Optionee the right to exercise his or her Option or Right as to all or any part of the Optioned Stock, including Shares as to which the Option or Right would not otherwise be exercisable.

(c) Merger or Asset Sale. Subject to the provisions of paragraph (d) hereof, in the event of a merger of the Company with or into another corporation, or the sale of substantially all of the assets of the Company, each outstanding Option and Right shall be assumed or an equivalent Option or Right substituted by the successor corporation or a Parent or Subsidiary of the successor corporation. In the event that the successor corporation does not agree to assume the Option or to substitute an equivalent option, the Administrator shall, in lieu of such assumption or substitution, provide for the Optionee to have the right to exercise the Option or Right as to all or a portion of the Optioned Stock, including Shares as to which it would not otherwise be exercisable. If the Administrator makes an Option or Right exercisable in lieu of assumption or substitution in the event of a merger or sale of assets, the Administrator shall notify the Optionee that the Option or Right shall be exercisable for a period of fifteen (15) days from the date of such notice, and the Option or Right will terminate upon the expiration of such period. For the purposes of this paragraph, the Option or Right shall be considered assumed if, immediately following the merger or sale of assets, the Option or Right confers the right to purchase, for each Share of Optioned Stock subject to the Option or Right immediately prior to the merger or sale of assets, the consideration (whether stock, cash, or other securities or property) received in the merger or sale of assets by holders of Common Stock for each Share held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Shares); provided, however, that if such consideration received in the merger or sale of assets was not solely common stock of the successor corporation or its Parent, the Administrator may, with the consent of the successor corporation and the participant, provide for the consideration to be received upon the exercise of the Option or Right, for each Share of Optioned Stock subject to the Option or Right, to be solely common stock of the successor corporation or its Parent equal in Fair Market Value to the per share consideration received by holders of Common Stock in the merger or sale of assets.

(d) Change in Control. In the event of a “Change in Control” of the Company, as defined in paragraph (e) below, then the following acceleration and valuation provisions shall apply:

(i) Except as otherwise determined by the Board, in its discretion, prior to the occurrence of a Change in Control, any Options and Rights outstanding on the date such Change in Control is determined to have occurred that are not yet exercisable and vested on such date shall become fully exercisable and vested;

(ii) Except as otherwise determined by the Board, in its discretion, prior to the occurrence of a Change in Control, all outstanding Options and Rights, to the extent they are exercisable and vested (including Options and Rights that shall become exercisable and vested pursuant to subparagraph (i) above), shall be terminated in exchange for a cash payment equal to the Change in Control Price, (reduced by the exercise price, if any, applicable to such Options or Rights). These cash proceeds shall be paid to the Optionee or, in the event of death of an Optionee prior to payment, to the estate of the Optionee or to a person who acquired the right to exercise the Option or Right by bequest or inheritance.

(e) Definition of “Change in Control”. For purposes of this Section 11, a “Change in Control” means the happening of any of the following:

(i) When any “person,” as such term is used in Section 13(d) and 14 (d) of the Exchange Act (other than the Company, a Subsidiary or a Company employee benefit plan, including any trustee of such plan acting as trustee) is or becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing fifty percent (50%) or more of the combined voting power of the Company’s then outstanding securities entitled to vote generally in the election of directors; or

(ii) A merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least fifty percent (50%) of the total voting power represented by the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation, or the shareholders of the Company approve an agreement for the sale or disposition by the Company of all or substantially all the Company’s assets; or

(iii) A change in the composition of the Board of Directors of the Company occurring within a two-year period, as a result of which fewer than a majority of the directors are Incumbent Directors.

“Incumbent Directors” shall mean directors who either (A) are directors of the Company as of the date the Plan is approved by the shareholders, or (B) are elected, or nominated for election, to the Board of Directors of the Company with the affirmative votes of at least a majority of the Incumbent Directors at the time of such election or nomination (but shall not include an individual whose election or nomination is in connection with an actual or threatened proxy contest relating to the election of directors to the Company).

(f) Change in Control Price. For purposes of this Section 11, “Change in Control Price” shall be, as determined by the Board, (i) the highest Fair Market Value of a Share within the 60-day period immediately preceding the date of determination of the Change in Control Price by the Board (the “60-Day Period”), or (ii) the highest price paid or offered per Share, as determined by the Board, in any bona fide transaction or bona fide offer related to the Change in Control of the Company, at any time within the 60-Day Period, or (iii) such lower price as the Board, in its discretion, determines to be a reasonable estimate of the fair market value of a Share.

12. Date of Grant. The date of grant of an Option or Right shall be, for all purposes, the date on which the Administrator makes the determination granting such Option or Right, or such other later date as is determined by the Administrator. Notice of the determination shall be provided to each Optionee within a reasonable time after the date of such grant.

13. Amendment and Termination of the Plan.

(a) Amendment and Termination. The Board may at any time amend, alter, suspend or terminate the Plan.

(b) Shareholder Approval. The Company shall obtain shareholder approval of any Plan amendment to the extent necessary and desirable to comply with Rule 16b-3 or with Section 422 of the Code (or any successor rule or statute or other applicable law, rule or regulation, including the requirements of any exchange or quotation system on which the Common Stock is listed or quoted). Such shareholder approval, if required, shall be obtained in such a manner and to such a degree as is required by the applicable law, rule or regulation.

(c) Effect of Amendment or Termination. No amendment, alteration, suspension or termination of the Plan shall impair the rights of any Optionee, unless mutually agreed otherwise between the Optionee and the Administrator, which agreement must be in writing and signed by the Optionee and the Company.

14. Conditions Upon Issuance of Shares.

(a) Legal Compliance. Shares shall not be issued pursuant to the exercise of an Option or Right unless the exercise of such Option or Right and the issuance and delivery of such Shares shall comply with all relevant provisions of law, including, without limitation, the Securities Act of 1933, as amended, the Exchange Act, the securities laws of applicable states, the rules and regulations promulgated thereunder, Applicable Laws, and the requirements of any stock exchange or quotation system upon which the Shares may then be listed or quoted, and shall be further subject to the approval of counsel for the Company with respect to such compliance.

(b) Investment Representations. As a condition to the exercise of an Option or Right, the Company may require the person exercising such Option or Right to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares and to provide such other representations and warranties as are necessary to comply with Federal and applicable state securities laws, or with covenants or representations made by the Company in connection with any offering of its Common Stock, if in the opinion of counsel for the Company, such representations are required.

15. Liability of Company.

(a) Inability to Obtain Authority. The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell Shares as to which such requisite authority shall not have been obtained.

(b) Grants Exceeding Allotted Shares. If the Optioned Stock covered by an Option or Right exceeds, as of the date of grant, the number of Shares which may be issued under the Plan without additional shareholder approval, such Option or Right shall be void with respect to such excess Optioned Stock, unless shareholder approval of an amendment sufficiently increasing the number of Shares subject to the Plan is timely obtained in accordance with Section 13 (b) of the Plan.

16. Reservation of Shares. The Company, during the term of this Plan, will at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of the Plan.

17. Shareholder Approval. Continuance of the Plan shall be subject to approval by the shareholders of the Company within twelve (12) months after the date the Plan is adopted. Such shareholder approval shall be obtained in the manner and to the degree required under applicable federal and state law.

18. Cancellation and Rescission of Options and Rights.

(a) Conditions for Cancellation and Rescission of Options and Rights. Unless the Option Agreement, SAR Agreement, Long-Term Performance Award Agreement or Restricted Stock Purchase Agreement (collectively the “Stock Award Agreement”) specifies otherwise, the Board may cancel, rescind, suspend, withhold or otherwise limit or restrict any unexpired, unpaid, or deferred Option or Right at any time if the participant is not in compliance with all applicable provisions of the Stock Award Agreement and the Plan, or if the participant engages in any “Detrimental Activity.” For purposes of this subsection 18(a), “Detrimental Activity” shall include: (i) the rendering of services for any organization or engaging directly or indirectly in any business which is or becomes competitive with the Company, or which organization or business, or the rendering of services to such organization or business, is or becomes otherwise prejudicial to or in conflict with the interests of the Company; (ii) the disclosure to anyone outside the Company, or the use in other than the Company’s business, without prior written authorization from the Company, of any confidential information or material, as defined in the Company’s confidential information or similar agreement, relating to the business of the Company, acquired by the participant either during or after employment with the Company; (iii) the failure or refusal to disclose promptly and to assign to the Company, pursuant to the Company’s confidential information or similar agreement, all right, title and interest in any invention or idea, patentable or not, made or conceived by the participant during employment by the Company, relating in any manner to the actual or anticipated business, research or development work of the Company or the failure or refusal to do anything reasonably necessary to enable the Company to secure a patent where appropriate in the United States and in other countries; (iv) activity that results in termination of the participant’s employment for cause; (v) a violation of any rules, policies, procedures or guidelines of the Company, including but not limited to the Company’s business conduct or similar guidelines; (vi) any attempt directly or indirectly to induce any employee of the Company to be employed or perform services elsewhere or any attempt directly or indirectly to solicit the trade or business of any current or prospective customer, supplier or partner of the Company; (vii) the participant being convicted of, or entering a guilty plea with respect to, a crime, whether or not connected with the Company; or (viii) any other conduct or act determined to be injurious, detrimental or prejudicial to any interest of the Company.

(b) Remedies of the Company. In connection with subsection 18(a) herein, upon exercise, payment or delivery pursuant to a Option or Right, the participant shall certify in a manner acceptable to the Company that he or she is in compliance with the terms and conditions of the Plan. In the event a participant engages in a Detrimental Activity prior to, or during the six months after, any exercise, payment or delivery pursuant to an Option or Right, such exercise, payment or delivery may be rescinded within two years thereafter. In the event of any such rescission, the participant shall pay to the Company the amount of any gain realized or payment received as a result of the rescinded exercise, payment or delivery, in such manner and on such terms and conditions as may be required, and the Company shall be entitled to set-off against the amount of any such gain any amount owed to the participant by the Company.

Adopted by the Board of Directors on October 9, 1999, amended effective             , 2008.

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